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Notice of

2015 ANNUAL MEETING & PROXY STATEMENT

April 22, 2015 | Oklahoma City, Oklahoma

2042
2042

Q&A with Our Lead Director

Describe your first year as GE’s lead director.

Brennan: At Vanguard, which is a major GE shareowner, I had an opportunity to see GE’s governance in action. I saw first-hand how GE engaged with investors and adapted over the years. My time on the GE Board, and now as lead director, has certainly confirmed those impressions. You see it in the proxy, in GE’s leadership on governance matters and in the way the Board carries out its responsibilities — this is a company with strong governance.

What would you say the Board’s most significant priorities over the past year have been?

Brennan: We prioritize the things that create value for our shareowners — strategy, portfolio risk, aligned compensation programs and leadership development. As a Board, we also have to continually assess the strength of GE’s portfolio. GE has made disciplined portfolio changes over the last year that are the result of the Board/leadership annual strategic planning process. The Board has spent a significant amount of time on the Alstom transaction, the Synchrony Financial split and the GE Appliances disposition, which are important capital allocation priorities, and we expect these deals to be major drivers of shareowner value over the next several years. The Management Development and Compensation Committee and the Board also oversaw the transformation of our compensation programs, especially the annual incentive compensation program, which needed a redesign to provide for a better alignment of compensation with company results and our shareowners. Lastly, I would say from a risk perspective we had a sharp focus on financial services governance and risk oversight, and cybersecurity.

What areas do you think will be important for the Board to focus on going forward?

Brennan: I see two big areas that are critical value drivers for the company. The first one is the continued company-wide commitment to Simplification that has such great momentum. We really see it as a necessary and transformative tool for GE that will result in better margins and a leaner, faster-moving company. The impact so far has been great; we believe it’s just beginning and it is the Board’s responsibility to truly hold management accountable on Simplification outcomes. The second one is continuing to capitalize on the global breadth of our businesses. GE was a first mover by creating the Global Growth Organization, enhancing the ability of individual businesses outside the US to compete at scale by being part of a larger, unified infrastructure company. This is a huge competitive strength around the world, but especially in newer, emerging growth markets. In addition, from a risk perspective, the Board remains focused on the oversight of GE Capital’s Getting to Strong initiatives to improve its data and information management systems, risk controls and reporting and other key capabilities. These changes should also make GE Capital a better, more competitive enterprise.

How do you view the Board’s work through your lens as a major institutional investor?

Brennan: Over the last couple of years, the Board has had an especially keen focus on cash generation, cost, returns and being in businesses that play to our core strengths. You saw that reflected in the annual goals the Board and management set for the company, which included cash from operating activities, SG&A expense and corporate overhead reduction targets, and margin and return on total capital, as well as an overall goal to right-size GE Capital and expand the industrial footprint.

What are your views on proxy access, which GE recently implemented?

Brennan: Proxy access has gained considerable momentum among investors, similar to majority voting a few years ago. From the Board’s perspective, we want to balance the interests of significant shareowners with the potential for disruption that could result from an abusive use of this tool, such as by parties without a meaningful level of ownership or long-term stake in the company. So, this year GE implemented proxy access at the 3%/3-year level, which we think is appropriate based on our conversations with our largest investors and given our size and shareowner base.

Any final thoughts?

Brennan: It is an exciting time to be part of GE. To our shareowners, I would like to take this opportunity to say, I am honored to represent your interests as your lead director.

Sincerely,

John J. Brennan,
Lead Director

GE 2015 Proxy Statement

Notice of 2015 Annual Meeting of Shareowners
Meeting Information
Date:	April 22, 2015
Time:	10:00 a.m. Central Time
Location:	Cox Convention Center,
1 Myriad Gardens,
Oklahoma City, OK 73102

March 10, 2015

Dear Shareowners:

You are invited to attend General Electric Company’s 2015 Annual Meeting of Shareowners. Following a report on GE’s business operations, shareowners will vote:

●	to elect the 16 directors named in the proxy statement for the coming year;
●	to approve our named executives’ compensation in an advisory vote;
●	to ratify the selection of our independent auditor for 2015; and
●	on the shareowner proposals set forth in the proxy statement, if properly presented at the meeting.

Shareowners also will transact any other business that may properly come before the meeting.

If you plan to attend the meeting, please follow the advance registration instructions under “Attending the Meeting” on page 53 to obtain an admission card. To enter the meeting, you must present this card along with photo identification.

If you are unable to attend the meeting, you may view the live webcast on our Investor Relations website at www.ge.com/investor-relations.

Cordially,
Brackett B. Denniston III, Secretary

How You Can Vote

Your vote is important. You are eligible to vote if you were a shareowner of record at the close of business on February 23, 2015. To make sure that your shares are represented at the meeting, please cast your vote as soon as possible by one of the following methods:

FOR REGISTERED HOLDERS & RSP PARTICIPANTS: (hold shares directly with GE or through GE Retirement Savings Plan)	FOR BENEFICIAL OWNERS: (hold shares through broker, bank or nominee)

Using the Internet at www.investorvote.com/GE	Using the Internet at www.proxyvote.com

Scanning this QR code to vote with your mobile device	Scanning this QR code to vote with your mobile device

Calling toll-free from the U.S., U.S. territories and Canada to 1-800-652-VOTE (8683)	Calling toll-free from the U.S., U.S. territories and Canada to 1-800-454-VOTE (8683)

Mailing your signed proxy form	Mailing your signed voting instruction form

How You Can Access the Proxy Materials Online

Important notice regarding the availability of GE’s proxy materials for the 2015 annual meeting:

Please visit the websites or scan the QR codes above with your mobile device to view our interactive proxy and annual report websites and download these materials. If you received a Notice of Internet Availability of Proxy Materials, please see “How We Use the E-Proxy Process (Notice & Access)” on page 50 for more information.

The proxy statement is available at www.ge.com/proxy	The annual report is available at www.ge.com/annualreport

GE 2015 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Agenda

Board & Governance Highlights

Governance Changes Since 2014 Annual Meeting
●Implemented proxy access for a single shareowner, or a group of up to 20, who have held 3% of GE stock for 3 years (may nominate up to 20% of the Board) … page 31
●Strengthened cybersecurity oversight with Audit Committee receiving frequent updates on cyber & product security … page 12

●Enhanced investor outreach process by inviting major institutional investors to meet with our independent directors … page 13
●Increased corporate political spending oversight with GPAC annually approving a political spending budget … page 32
●Enhanced GE’s sustainability reporting with launch of new Sustainability website … page 32

Compensation Changes Since 2014 Annual Meeting
●Redesigned cash bonus program (effective 2015) with MDCC adopting a new, more formulaic/goal-oriented approach:
–Overall GE bonus pool funding is based 75% on financial goals (for 2015, EPS, Industrial operating profit, operating margin & free cash flow) & 25% on strategic goals.
–Business pool funding includes additional business-focused financial & strategic goals (including ROIC)
…see “2015 Executive Pay Changes” on page 15

●Implemented new equity pay program with the CEO & other senior executives all receiving a balanced mix of PSUs, options and/or RSUs:
–Aligns compensation structures — previously only CEO received PSUs with other executives receiving only options
–PSU goals: total cash & operating margins, with relative TSR acting as a modifier
–PSUs have 3-year performance period with threshold & target performance levels page i / GE 2015 Proxy Statement

PROXY SUMMARY  /   BOARD & GOVERNANCE HIGHLIGHTS

Board Nominees

Name	Age	Director Since	Primary Occupation & Other Public Company Boards	Committee Memberships
				AC	GPAC	MDCC	RC	STC
Beattie	54	2009	CEO, Generation Capital, former CEO, The Woodbridge Company Limited, & former Deputy Chair, Thomson Reuters Boards: Maple Leaf Foods, Royal Bank of Canada				C
Brennan	60	2012	Chair Emeritus & Senior Advisor, The Vanguard Group Boards: LPL Financial Holdings		●	C	●
Cash, Jr.	67	1997	Emeritus James E. Robison Professor of Business Administration, Harvard Business School Boards: Chubb, Wal-Mart			●		●
D’Souza	46	2013	CEO, Cognizant Technology Solutions Boards: Cognizant	F				●
Dekkers	57	2012	Chair of the Board of Management, Bayer Boards: Bayer			●		●
Hockfield	63	2006	President Emerita & Professor of Neuroscience, Massachusetts Institute of Technology Boards: Qualcomm		●			C
Immelt	59	2000	Chair & CEO, General Electric Company
Jung	56	1998	President & CEO, Grameen America, & former Chair & CEO, Avon Boards: Apple, Daimler		●	●		●
Lane	65	2005	Former Chair & CEO, Deere Boards: BMW, Northern Trust, Verizon*	F		●
Lazarus	67	2000	Chair Emeritus & former CEO, Ogilvy & Mather Boards: Blackstone, Merck		C
Mulva	68	2008	Former Chair & CEO, ConocoPhillips Boards: General Motors, Statoil	F				●
Rohr	66	2013	Former Chair & CEO, PNC Financial Services Group Boards: Allegheny Technologies, EQT, Marathon Petroleum				●
Schapiro	59	2013	Vice Chair of Advisory Board, Promontory Financial Group & former Chair, SEC				●
Swieringa	72	2002	Professor of Accounting & former Dean, Johnson Graduate School of Management, Cornell University	F
Tisch	62	2010	President & CEO, Loews Boards: Loews and its consolidated subsidiaries (CNA Financial, Diamond Offshore Drilling)		●
Warner III	68	1992	Former Chair, JPMorgan Chase & Chair, Memorial Sloan Kettering Cancer Center	C,F	●	●
2014 Meetings			Board: 14, including 3 independent director meetings	12	4	10	20	3

AC	Audit Committee	MDCC	Management Development &	STC	Science & Technology Committee	Qualifications: Leadership Technology Global Finance Risk Management Industry Marketing Government Investor
GPAC	Governance & Public Affairs		Compensation Committee	C	Chair
	Committee	RC	Risk Committee	F	Financial expert
*Mr. Lane is expected to retire from the Verizon board at its annual meeting in May.
INDEPENDENCE. All directors other than the CEO are independent.
ATTENDANCE. All directors attended at least 75% of the meetings of the Board and committees on which they served in 2014.

GE 2015 Proxy Statement / page ii

PROXY SUMMARY  /  PERFORMANCE & COMPENSATION HIGHLIGHTS

Performance & Compensation Highlights

Performance	1	AGGRESSIVE PORTFOLIO REPOSITIONING	2	INDUSTRIAL EXECUTION[3]

In 2014, GE made significant progress towards its “Pivot” — GE’s strategy to reposition the company for a more industrial-focused earnings mix, while also creating game-changing capabilities that achieve long-term strength.

The Pivot is based on five pillars:

We took unprecedented actions to reshape our portfolio:¹

Alstom
Announced the strategic alliances and joint ventures with Alstom, which are expected to significantly broaden the company’s industrial footprint

Appliances Sale
Announced an agreement to sell our Appliances business to Electrolux

Synchrony Financial
Completed the first step in GE Capital’s two-step plan to exit its North American Retail Finance business through a successful IPO of Synchrony Financial

GE had a sharp focus on industrial execution in 2014:

 7%
growth in industrial
segment organic
revenues to
$108 billion

 10%
growth in industrial
segment profit to
$17.8 billion

$261 billion record-high
orders backlog (up 7% from 2013)

SOFTWARE CENTER OF EXCELLENCE
$1.4 billion
in high-margin, software and analytics revenues from over 40 products built on Predix (GE’s software platform for the Industrial Internet)

LEADING PRODUCT LAUNCHES
The LEAP Engine² — the most efficient and reliable narrow-body engine

The Tier 4 Locomotive — currently the only locomotive to meet EPA Tier 4 emission standards

The H-Turbine — the world’s most efficient gas turbine

GLOBAL GROWTH ORGANIZATION (GGO)

$69 billion
of non-U.S.
infrastructure
orders

$43 billion
in revenues from
growth markets

	1. All transactions subject to regulatory approval.		2. LEAP is produced by CFM International, a 50-50 joint venture between Snecma and the company.

Compensation

The MDCC has responsibility for oversight of GE’s executive compensation framework and, within that framework and working with senior management, aligning pay with performance and creating incentives that reward responsible risk-taking, while also considering the environment in which compensation decisions are made.

CEO COMPENSATION ALIGNS WITH PERFORMANCE.
Mr. Immelt’s pay reflects the MDCC’s view of his outstanding leadership and, consistent with prior years, represents a balanced approach to compensation. The MDCC believes that Mr. Immelt performed very well in 2014 and, as a result, awarded him a $5.4 million cash bonus, an 8% increase from 2013. In addition, the MDCC granted Mr. Immelt a mix of 200,000

PSUs and 500,000 stock options (with the PSUs accounting for approximately 60% of the aggregate grant date fair value). Early in 2014, the MDCC increased Mr. Immelt’s base salary 9% to $3.8 million, effective March 1, 2014, recognizing his continued strong leadership of a company with the global scale and diversity of GE and reflecting that this increase was only his second salary increase since 2005.

CEO ACCOUNTABILITY. As an indication of Mr. Immelt’s alignment with shareowners, he has purchased over 1.02 million shares in the open market since he became CEO in 2001. Over the past five years, GE’s reported net earnings have ranked between 10th and 14th in the S&P 500, while Mr. Immelt’s compensation (SEC total compensation minus change in pension value) has ranked between 43rd and 169th among S&P 500 CEOs (57th in 2013, the most recent year for which SEC compensation page iii / GE 2015 Proxy Statement

PROXY SUMMARY  /  PERFORMANCE & COMPENSATION HIGHLIGHTS

3	SMALLER AND MORE FOCUSED GE CAPITAL[3]	4	SIMPLER STRUCTURE[3]	5	RETURN FOCUS[3]

		OPERATING PROFIT MARGINS		CASH FROM OPERATING ACTIVITIES (CFOA)

In addition to completing the IPO of Synchrony Financial, GE Capital moved aggressively towards selling consumer finance assets and businesses where GE does not have a competitive advantage.

GE CAPITAL ENDING NET INVESTMENT (ENI)
(Excluding liquidity)

$363 billion

 5%
from 2013

GECC TIER 1 COMMON RATIO (ESTIMATE)

+150 basis points
improvement to 12.7%

GE CAPITAL EARNINGS

$7 billion
earned with net interest margins of 5%

$3 billion
in dividends paid to GE

+50 basis points
to 16.2% in 2014, driven largely by progress on our Simplification initiative

14%
Industrial selling, general and administrative (SG&A) expenses as a percentage of sales (down 190 basis points from 2013)

$1 billion
reduction of corporate operating costs (in excess of the planned $500 million)

GLOBAL OPERATIONS, GE’S NEW CENTRALIZED SUPPORT SERVICE

~40%
of Industrial functions were combined into shared services to deliver better business outcomes at lower cost

CULTURE OF SIMPLIFICATION

GE Beliefs
were released to improve speed and competitiveness (see the back cover of this proxy statement)

$15.2 billion
including free cash flow of $11.2 billion

  6%
from 2013

RETURN TO SHAREOWNERS

$10.8 billion

$8.9 billion in dividends
$1.9 billion in stock repurchases

  5%
dividend increase

INDUSTRIAL RETURN ON TOTAL CAPITAL (ROTC)

14%
in 2014, down 30 basis points from 2013, driven in large part by changes in the discount rate for the pension plan

To sharpen the focus on capital efficiency at the businesses, our new incentive compensation plan will include ROIC among its performance goals

3. For information on how GE Capital ENI, free cash flow, Industrial ROTC, industrial segment organic revenue growth, GECC Tier 1 Common Ratio and other non-GAAP financial measures included in this proxy statement are calculated, see “Explanation of Non-GAAP Financial Measures and LTPA Performance Metrics” on page 38. For more information on how corporate operating cost is calculated, see the “GE Corporate Items and Eliminations” section of our annual report on Form 10-K for 2014.

data is available). In addition, over the last several years, Mr. Immelt twice requested (and the MDCC approved) that he not receive a bonus, and he declined his earned payout ($11.7 million) under the 2006–2008 LTPA program.

SEC TOTAL COMPENSATION SIGNIFICANTLY IMPACTED BY CHANGE IN PENSION VALUE ASSUMPTIONS. Excluding the effect of the change in pension value, Mr. Immelt’s compensation for 2014 was $18.8 million, down 2% from 2013 (salary and bonus increases were offset by a 20% lower aggregate grant date fair value for his equity grant). However, Mr. Immelt’s SEC total compensation for 2014 was $37.2 million, driven by an $18.4 million increase in pension value (compared to $0.6 million in 2013). 52% of this pension value increase is the result of two completely external factors. The first factor is a change in the discount rate reflecting historically low interest rates.
The discount rate has ranged between 3.96% and 7.75% over the last 20 years, and at the end of 2014 was at 4.02%. A 100 basis point change in this discount rate would have impacted Jeff’s theoretical pension value by more than $8 million for 2014. The second factor is the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies.

COMPENSATION FOR OTHER NAMED EXECUTIVES.
Compensation decisions for Messrs. Bornstein, Rice, Sherin and Denniston reflect their strong contributions to the company’s overall performance and that of their respective businesses or functions. SEC total compensation for these executives was also affected by significantly higher change-in-pension values.

GE 2015 Proxy Statement / page iv

PROXY SUMMARY  /  PERFORMANCE & COMPENSATION HIGHLIGHTS

2014 Summary Compensation

Name & Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value & Nonqual. Deferred Comp. Earnings	All Other Comp.	SEC Total	SEC Total Without Change in Pension Value
Jeffrey R. Immelt Chairman & CEO	$3,750,000	$5,400,000	$3,676,157	$2,565,000	$2,484,000	$18,568,983	$806,634	$37,250,774	$18,855,141
Jeffrey S. Bornstein SVP & CFO	$1,450,000	$2,400,000	$2,585,000	$2,893,000	$1,080,000	$5,661,859	$180,850	$16,250,709	$10,635,919
John G. Rice Vice Chairman	$2,450,000	$4,400,000	$0	$3,419,000	$1,849,500	$13,216,460	$2,860,207	$28,195,167	$15,169,747
Keith S. Sherin Vice Chairman	$2,300,000	$4,025,000	$0	$3,419,000	$1,761,750	$12,982,498	$260,151	$24,748,399	$11,887,684
Brackett B. Denniston III SVP, General Counsel & Secretary	$1,775,000	$3,025,000	$0	$2,893,000	$1,296,000	$4,049,639	$217,857	$13,256,496	$9,224,124

2014 Realized Compensation

REALIZED PAY DIFFERS FROM REPORTED TOTAL COMPENSATION. The SEC’s calculation of total compensation includes several items driven by accounting and actuarial assumptions. As a result, these amounts differ substantially from the compensation actually realized by our named executives in a particular year. To supplement the SEC-required disclosure, we have included this 2014 Realized Compensation Table to show the compensation they actually realized, as reported on their IRS W-2 forms. For more information regarding amounts reported in the W-2 Realized Compensation column, see “Realized Compensation” on page 21.

Name	W-2 Realized Compensation
Jeffrey R. Immelt	$9,560,031
Jeffrey S. Bornstein	$4,271,938
John G. Rice	$9,409,173
Keith S. Sherin	$6,460,460
Brackett B. Denniston III	$4,817,618

Key Executive Pay Program Features for 2014

Cash

SALARY
●Generally eligible for increase at intervals of 18 months or longer

ANNUAL BONUSES
●Based on MDCC assessment of achievement of disclosed quantitative and qualitative goals

LONG-TERM PERFORMANCE AWARDS (LTPAs)
●Generally granted every 3 or more years
●3-year performance period with specified, objective performance measures

Equity

STOCK OPTIONS
●Generally vest 20% per year if continuously employed
●1-year holding period for net shares received upon exercising options

RESTRICTED STOCK UNITS (RSUs)
●Generally vest 20% per year if continuously employed

PERFORMANCE SHARE UNITS (PSUs)
●3-year performance period with 2 specified, objective performance measures & relative TSR modifier

Retirement/Other

PENSION
●5-year vesting; payable at or after age 60; no lump-sum payment
●Supplementary pension normally vests at age 60; no lump-sum payment

PERQUISITES
●Life insurance, transportation, financial counseling, home security, GE products, annual physical

Pay-setting Considerations

●Emphasize consistent, sustainable & relative performance	●Balance formulaic compensation with MDCC judgment
●Emphasize future pay opportunity vs. current pay	●Emphasize overall company results
●Consider risk

WHAT WE DO

Shareowner approval for severance & death benefits

Clawback of incentive compensation when warranted

Significant share ownership requirements & holding period for option shares

WHAT WE DON’T DO

No excise tax gross-ups

No individual severance/ employment or change-of-control agreements

No dividend equivalents on unearned RSUs/PSUs

No hedging/pledging of GE stock

page v / GE 2015 Proxy Statement

Proxy Statement

General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828

We are sending you this proxy statement and a proxy or voting instruction form (or a Notice of Internet Availability of Proxy Materials, as applicable) in connection with GE’s solicitation of proxies, on behalf of its Board of Directors, for the 2015 Annual Meeting of Shareowners. Distribution of these materials is scheduled to begin on March 10, 2015. Please submit your vote and proxy by telephone, mobile device, the Internet, or, if you received your materials by mail, you can also complete and return your proxy or voting instruction form.

i–v	PROXY SUMMARY
2	GOVERNANCE
2	Election of Directors*
7	Board Composition
10	Board Operations
12	How We Oversee Risk
13	Investor Outreach
14	COMPENSATION
14	Management Proposal No. 1 — Advisory Approval of Our Named Executives’ Compensation*
14	Compensation Discussion and Analysis
14	Overview of Executive Compensation Program
15	2015 Executive Pay Changes
17	Compensation Actions for 2014
21	Realized Compensation
21	Summary Compensation
22	All Other Compensation
23	Other Benefits
23	AUDIT
23	Management Proposal No. 2 — Ratification of KPMG as Independent Auditor for 2015*
25	Independent Auditor Information
26	Audit Committee Report
26	SHAREOWNER PROPOSALS*
30	2016 Shareowner Proposals

31	ADDITIONAL GOVERNANCE INFORMATION
31	Other Governance Policies and Practices
32	Relationships and Transactions Considered for Director Independence
32	Stock Ownership Information
34	Related Person Transactions
34	ADDITIONAL COMPENSATION INFORMATION
34	Our Compensation Framework
36	Other Compensation Practices and Policies
38	Management Development & Compensation Committee Report
38	Grants of Plan-Based Awards
39	Outstanding Equity Awards
42	Option Exercises and Stock Vested
42	Pension Benefits
44	Nonqualified Deferred Compensation
45	Potential Payments Upon Termination at Fiscal Year-End
47	Director Compensation
50	VOTING AND MEETING INFORMATION
50	Proxy Solicitation and Document Request Information
51	Voting Information
53	Attending the Meeting
54	Acronyms Used
54	Index of Frequently Requested Information
55	Helpful Resources

* To be voted on at the meeting.

GE 2015 Proxy Statement / page 1

Governance

Election of Directors

What are you voting on?

At the 2015 annual meeting, 16 directors are to be elected to hold office until the 2016 annual meeting and until their successors have been elected and qualified. All nominees are currently GE directors who were elected by shareowners at the 2014 annual meeting. Current director Ann M. Fudge will be retiring from the Board at the 2015 annual meeting.

Your Board recommends a vote FOR all the nominees listed below.

W. Geoffrey Beattie

Director since: 2009 Age: 54 Birthplace: Canada Independent Qualifications:
CURRENT ROLE
●CEO, Generation Capital, an investment company in Toronto, Canada (since 2013) Leadership, Investor
●Chairman, Relay Ventures, a Canadian venture capital firm (since 2013)
PRIOR BUSINESS EXPERIENCE
●Chief executive officer, The Woodbridge Company, a multinational Canadian company that is the majority shareholder of Thomson Reuters, a large information/technology company (1998–2012) Leadership, Global, Investor

●Deputy chairman, Thomson Reuters (2000–2013) Industry, Finance
●Partner at Toronto law firm Torys (prior to joining The Woodbridge Company)
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Royal Bank of Canada, a leading global financial services company (chairman of Risk Committee) Industry, Risk Management
●Maple Leaf Foods
SELECTED PAST PUBLIC COMPANY BOARDS
●Thomson Reuters
OTHER MEMBERSHIPS
●Trustee, University Health Network, a leading healthcare provider in Toronto Industry
EDUCATION
●Law degree, University of Western Ontario

John J. Brennan

Director since: 2012 Age: 60 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Chairman emeritus and senior advisor, The Vanguard Group, a global investment management company, Malvern, PA (since 2010)
PRIOR BUSINESS EXPERIENCE
●Chairman and CEO, Vanguard (CEO 1996–2008; Chairman 1998–2009) Leadership, Global, Investor
●Chief financial officer and president, Vanguard (joined in 1982)
PRIOR REGULATORY EXPERIENCE
●Lead governor, Board of Governors of Financial Industry Regulatory Authority (FINRA), a U.S. financial services industry regulator Risk Management, Industry, Finance
●Former chairman, Financial Accounting Foundation, overseer for financial accounting/reporting standard-setting boards Finance
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●LPL Financial Holdings Inc.
SELECTED PAST PUBLIC COMPANY BOARDS
●The Hanover Insurance Group
OTHER MEMBERSHIPS
●Director, Guardian Life Insurance Company of America
●Chairman, The Vanguard Charitable Endowment Program
●Trustee, University of Notre Dame
EDUCATION
●Dartmouth College
●MBA, Harvard University

page 2 / GE 2015 Proxy Statement

GOVERNANCE   /   ELECTION OF DIRECTORS

James I. Cash, Jr.

Director since: 1997 Age: 67 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Emeritus James E. Robison Professor of Business Administration, Harvard Business School, Boston, MA (since 2003) Finance
PRIOR ACADEMIC EXPERIENCE
●Chairman, Harvard Business Publishing, a publishing subsidiary of a leading research institution (1998–2003) Leadership
●Chairman, Harvard MBA program (1992–1995)
●Faculty member, Harvard Business School (1976–2003)
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●The Chubb Corporation, a leading insurance company Finance
●Wal-Mart Stores, a leading multinational retail company (presiding director) Leadership, Global
SELECTED PAST PUBLIC COMPANY BOARDS
●Microsoft, a leading technology company Technology
OTHER POSITIONS
●Trustee, Bert King Foundation
●Board member, National Association of Basketball Coaches Foundation
●Advisory council member, Smithsonian National Museum of African American History and Culture
●Senior advisor, Highland Capital Partners
EDUCATION
●Texas Christian University
●MS & PhD, Purdue University

Francisco D’Souza

Director since: 2013 Age: 46 Birthplace: Kenya Independent Qualifications:
CURRENT ROLE
●CEO, Cognizant Technology Solutions Corporation, a multinational information technology company, Teaneck, NJ (since 2007) Leadership, Global, Technology
PRIOR BUSINESS EXPERIENCE
●President, Cognizant (2007–2012)
●Chief operating officer, Cognizant (2003–2006)
●Cofounded Cognizant (1994) ●Previously held various roles at Dun & Bradstreet CURRENT PUBLIC COMPANY BOARDS ●General Electric ●Cognizant	OTHER POSITIONS ●Trustee, New York Hall of Science, a science and technology center Technology ●Trustee, Carnegie Mellon University EDUCATION ●University of East Asia ●MBA, Carnegie Mellon University

Marijn E. Dekkers

Director since: 2012 Age: 57 Birthplace: Netherlands Independent Qualifications:
CURRENT ROLE
●Chairman of the Board of Management, Bayer, a multinational healthcare and high-tech materials company, Leverkusen, Germany (since 2010) Leadership, Global, Industry, Technology
PRIOR BUSINESS EXPERIENCE
●Interim CEO, Bayer Healthcare (2010)
●President and CEO, Thermo Electron Corporation, the world’s leading manufacturer of laboratory instruments (later renamed Thermo Fisher Scientific) (2002–2009) Leadership, Industry, Technology

●Chief operating officer, Thermo Electron Corporation (2000–2002)
●Previously worked at Allied Signal (subsequently Honeywell) and as a scientist at GE’s corporate research center
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Bayer
SELECTED PAST PUBLIC COMPANY BOARDS
●Biogen Idec, a biotechnology company Industry, Technology
●Thermo Fisher Scientific Indsustry, Technology
OTHER POSITIONS
●President, German Chemical Industry Association, Frankfurt
●Vice president, Federation of German Industry, Berlin
EDUCATION
●Radboud University of Nijmegen (Netherlands)
●PhD (chemical engineering), University of Eindhoven (Netherlands)

GE 2015 Proxy Statement / page 3

GOVERNANCE   /   ELECTION OF DIRECTORS

Susan J. Hockfield

Director since: 2006 Age: 63 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●President Emerita (since 2012) and professor of neuroscience (since 2004), MIT, a leading research university with a prominent renewable energy program, Cambridge, MA, and leading research neuroscientist Technology, Industry
PRIOR ACADEMIC EXPERIENCE
●President, MIT (2004–2012) Leadership
●Provost, Yale University, a leading university (2003–2004) Leadership
●Dean, Yale Graduate School of Arts & Sciences (1998–2002)
●Faculty member, Yale University (1985–2004)

●Previously a member of the scientific staff at the Cold Spring Harbor Laboratory and a postdoctoral fellow at the University of California at San Francisco
●Holds a number of honorary degrees
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Qualcomm, a global technology company Leadership, Technology
OTHER POSITIONS
●Former co-chair, Advanced Manufacturing Partnership, a U.S. Presidential manufacturing initiative Industry
●Member, American Academy of Arts & Sciences

●Fellow, American Association for the Advancement of Science
●Board member, Council on Foreign Relations
●Foundation Board Member, World Economic Forum
●Trustee, Boston Symphony Orchestra
●Trustee, Carnegie Corporation of New York
●Member, MIT Corporation
EDUCATION
●University of Rochester
●PhD, Georgetown University (neuroscience concentration)

Jeffrey R. Immelt

Director since: 2000 Age: 59 Birthplace: United States Qualifications:
CURRENT ROLE
●Chairman and CEO, GE, Fairfield, CT (since 2001) Leadership, Global, Industry
PRIOR BUSINESS EXPERIENCE
●President and chairman-elect, GE (2000)
●Senior vice president, GE, and President and CEO, GE Medical Systems (1996–2000)
●Vice president, GE, and general manager, GE Plastics Americas (1993–1996)
●Vice president and general manager, GE Plastics Americas commercial division (1992–1993)

●Vice president of worldwide marketing product management, GE Appliances (1991–1992)
●Vice president, GE, responsible for consumer services for GE Appliances (1989–1991)
●Joined GE in 1982 in corporate marketing and held series of leadership positions with GE Plastics in sales, marketing and global product development
●Named one of the “World’s Best CEOs” three times by Barron’s
CURRENT PUBLIC COMPANY BOARDS
●General Electric
OTHER POSITIONS
●Former director, Federal Reserve Bank of New York, a government-organized financial and monetary policy organization Government
●Former chairman, U.S. Presidential Council on Jobs and Competitiveness Government
●Trustee, Dartmouth College
●Member, American Academy of Arts & Sciences
EDUCATION
●Dartmouth
●MBA, Harvard University

Andrea Jung

Director since: 1998 Age: 56 Birthplace: Canada Independent Qualifications:
CURRENT ROLE
●President, CEO and director, Grameen America, a non-profit microfinance organization (since 2014), New York, NY Leadership
PRIOR BUSINESS EXPERIENCE
●Chairman and CEO, Avon Products, a global consumer products company with a large and complicated sales and marketing network (CEO 1999–2012; Chairman 2001–2012) Leadership, Global, Marketing

●Joined Avon in 1994
●Previously served as executive vice president, Neiman Marcus, and senior vice president, I. Magnin
CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Apple (former co-lead director), a leading technology company Technology
●Daimler, a global European automaker Global, Technology
SELECTED PAST PUBLIC COMPANY BOARDS
●Avon Products

OTHER POSITIONS
●Former member, Board of Trustees, New York Presbyterian Hospital, a leading U.S. hospital Industry
●Former chairman, World Federation of Direct Selling Associations
EDUCATION
●Princeton University

page 4 / GE 2015 Proxy Statement

GOVERNANCE   /   ELECTION OF DIRECTORS

Robert W. Lane

Director since: 2005 Age: 65 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Former Chairman and CEO, Deere & Company, agricultural, construction and forestry equipment manufacturing company, Moline, IL (since 2010)
PRIOR BUSINESS EXPERIENCE
●Chairman and CEO, Deere (CEO 2000–2009; Chairman 2000–2010) Leadership, Finance, Global, Industry
●Previously chief operating officer and chief financial officer at Deere Finance
●Joined Deere in 1982 after career in global banking and served in leadership positions in its global construction equipment and agricultural divisions and at Deere Credit

CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Verizon Communications, a global communications company (Mr. Lane is expected to retire from this position at Verizon’s annual meeting in May) Global
●Northern Trust Corporation, a global financial services company Global, Finance
●BMW, a global European automaker Global
SELECTED PAST PUBLIC COMPANY BOARDS ●Deere OTHER POSITIONS ●Board of trustees, University of Chicago EDUCATION ●Wheaton College ●MBA, University of Chicago

Rochelle B. Lazarus

Director since: 2000 Age: 67 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Chairman emeritus and former CEO, Ogilvy & Mather Worldwide, a global marketing communications company, New York, NY (since 2012)

PRIOR BUSINESS EXPERIENCE
●Chairman and CEO, Ogilvy & Mather (CEO 1996–2008; Chairman 1997–2012) Leadership, Global, Marketing
●President and chief operating officer, Ogilvy & Mather (1995–1996)
●Joined Ogilvy & Mather in 1971 and served in leadership positions in its U.S. direct marketing business and for its New York and North America operations

CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Blackstone Group, a global financial services company Industry, Global
●Merck, a global pharmaceutical company Industry

OTHER POSITIONS
●Trustee, New York Presbyterian Hospital, a leading U.S. hospital Industry

●Board of Governors, FINRA, U.S. financial services industry regulator
●Director, World Wildlife Fund
●Director, Lincoln Center for the Performing Arts
●Defense Business Board
●Board of Overseers, Columbia Business School

EDUCATION
●Smith College
●MBA, Columbia University

James J. Mulva

Director since: 2008 Age: 68 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Former Chairman, President and CEO, ConocoPhillips, an integrated global energy company, Houston, TX (since 2012)

PRIOR BUSINESS EXPERIENCE
●Chairman, President and CEO, ConocoPhillips (President and CEO 2002–2012; Chairman 2004–2012) Leadership, Finance, Global, Industry
●Previously served in various leadership positions at Phillips Petroleum, including chief financial officer, chairman and CEO

CURRENT PUBLIC COMPANY BOARDS
●General Electric
●General Motors, a global automaker Global
●Statoil, a leading oil and gas company based in Norway Global, Industry

OTHER POSITIONS
●Chair-elect, Board of Visitors, M.D. Anderson Cancer Center, a leading cancer center Industry
●Former chairman, American Petroleum Institute (2005 and 2006) Leadership EDUCATION ●University of Texas ●MBA, University of Texas

GE 2015 Proxy Statement / page 5

GOVERNANCE   /   ELECTION OF DIRECTORS

James E. Rohr

Director since: 2013 Age: 66 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Former Chairman and CEO, PNC Financial Services Group, a large financial services company, Pittsburgh, PA (since 2014)

PRIOR BUSINESS EXPERIENCE
●Chairman and CEO, PNC (CEO 2000–2013; Chairman 2001–2014) Leadership, Risk Management, Finance
●Joined PNC in 1972 and served in various marketing and management positions, including as president, vice chair and chief operating officer

CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Allegheny Technologies
●EQT (lead independent director), a large natural gas company Industry, Global
●Marathon Petroleum, a multinational oil company Industry, Global

SELECTED PAST PUBLIC COMPANY BOARDS
●BlackRock, a multinational investment management company Industry, Global, Investor
●PNC Industry, Global
OTHER POSITIONS
●Former President, Federal Advisory Council of Board of Governors, Federal Reserve, the U.S. central banking system Leadership, Risk Management, Finance
●Trustee, Carnegie Mellon University
●Trustee, University of Notre Dame

EDUCATION
●University of Notre Dame
●MBA, The Ohio State University

Mary L. Schapiro

Director since: 2013 Age: 59 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Vice Chair, Advisory Board of Promontory Financial Group, a leading strategy, risk management and regulatory compliance consulting firm; board member, Promontory Interfinancial Network, Washington, D.C., (since 2014) Industry, Risk Management, Finance

PRIOR BUSINESS EXPERIENCE
●Managing director and chairman of governance and markets practice, Promontory (2013–2014)

PRIOR REGULATORY EXPERIENCE
●29th chairman, U.S. Securities and Exchange Commission (SEC), U.S. federal agency with primary responsibility for enforcing the federal securities laws and regulating the securities industry 2009–2012) Leadership, Government
●Chairman and CEO, FINRA, U.S. financial services industry regulator (2006–2008) Leadership, Government
●Vice chairman, FINRA (2002–2006)
●President of NASD Regulation, FINRA (1996–2002)
●Chairman, U.S. Commodity Futures Trading Commission, U.S. federal agency with primary responsibility for regulating the futures trading industry (1994–1996) Leadership, Government
●Commissioner, SEC (1988–1994)

CURRENT PUBLIC COMPANY BOARDS
●General Electric

SELECTED PAST PUBLIC COMPANY
BOARDS
●Duke Energy, a large multinational energy company Industry
●Kraft Foods, a large multinational food company

OTHER POSITIONS
●Vice Chair, Sustainability Accounting Standards Board
●Trustee, Franklin & Marshall College

EDUCATION
●Franklin & Marshall College
●JD, George Washington University

Robert J. Swieringa

Director since: 2002 Age: 72 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Professor of accounting, Johnson Graduate School of Management, Cornell University, a leading university, Ithaca, NY (since 1997) Finance

PRIOR ACADEMIC EXPERIENCE
●Anne and Elmer Lindseth Dean, Johnson Graduate School of Management, Cornell (1997–2007) Leadership
●Professor of accounting, Yale School of Management (1996–1997) Finance

●Member, Financial Accounting Standards Board (FASB) (1986–1996) Finance
●Previously taught accounting at Stanford’s Graduate School of Business and at Cornell’s Johnson Graduate School of Management

CURRENT PUBLIC COMPANY BOARDS
●General Electric

OTHER POSITIONS
●Member and past president, Financial Accounting and Reporting Section of American Accounting Association Finance

●Board of Managers, Partners Group Private Equity Fund Industry
●Trustee, Augustana College
●Past chair, Graduate Management Admissions Council

EDUCATION
●Augustana College
●MBA, University of Denver (accounting and economics)
●PhD, University of Illinois (accounting and complex organizations)

page 6 / GE 2015 Proxy Statement

GOVERNANCE   /   BOARD COMPOSITION

James S. Tisch

Director since: 2010 Age: 62 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●President and CEO, Loews Corporation, a diversified multinational holding company with subsidiaries involved in the energy, insurance and hospitality industries, New York, NY (since 1998) Leadership, Global, Finance, Industry, Investor

CURRENT PUBLIC COMPANY BOARDS
●General Electric
●Loews and its consolidated subsidiaries, CNA Financial, an insurance company,

and Diamond Offshore Drilling (chairman), an offshore drilling and natural gas exploration company Industry

OTHER POSITIONS
●Director, Mount Sinai Medical Center, a leading U.S. hospital Industry
●Former director, Federal Reserve Bank of New York, a government-organized financial and monetary policy organization Government, Finance
●Chairman, nonprofit WNET

●Director, New York Public Library
●Director, Partnership for New York City
●Member, Council on Foreign Relations
●Member, American Academy of Arts & Sciences

EDUCATION
●Cornell University
●MBA, University of Pennsylvania

Douglas A. Warner III

Director since: 1992 Age: 68 Birthplace: United States Independent Qualifications:
CURRENT ROLE
●Former Chairman of the Board, JPMorgan Chase, a large financial services company, and the Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, New York, NY (since 2001)

PRIOR BUSINESS EXPERIENCE
●Chairman, JPMorgan Chase, the Chase Manhattan Bank and Morgan Guaranty Trust Company of New York (2000–2001); chairman, president and director, J.P. Morgan and Morgan Guaranty Trust Company of New York (1995–2000) Leadership, Global, Finance, Industry
●President and director, JPMorgan Chase and Morgan Guaranty Trust Company of New York (1990–1995)

●Joined Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of JPMorgan Chase (formerly J.P. Morgan) in 1968

CURRENT PUBLIC COMPANY BOARDS
●General Electric

SELECTED PAST PUBLIC COMPANY
BOARDS
●Motorola
●Motorola Solutions

OTHER POSITIONS
●Chairman, Board of Managers and Board of Overseers, Memorial Sloan-Kettering Cancer Center, a leading cancer center Leadership, Industry
●Chairman, Yale Investment Committee, a leading university investment committee Finance
●Trustee, Yale University

EDUCATION
●Yale University

Board Composition

How We Build a Board that Is Right for GE

The Governance & Public Affairs Committee (GPAC) is charged with identifying and reviewing potential candidates and recommending nominees to the Board for approval.

IMPORTANT FACTORS. The GPAC strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareowners. The GPAC believes that our directors should possess the highest personal and professional ethics, integrity and values and have an inquisitive and objective perspective, practical wisdom and mature judgment. It therefore considers a wide range of factors when selecting and recruiting director candidates, including:

●	Ensuring an experienced, qualified Board with expertise in areas relevant to GE. The GPAC seeks directors who have held significant leadership positions and who have global experience in technology, finance, risk management, investing, marketing, government and the industries in which we compete, as described below.

LEADERSHIP EXPERIENCE
16/16 Directors
We believe that directors who have held significant leadership positions over an extended period, especially CEO positions, possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

GE 2015 Proxy Statement / page 7

GOVERNANCE   /   BOARD COMPOSITION

INVESTOR EXPERIENCE
4/16 Directors

To ensure strong alignment with our investors, we have added directors who have experience overseeing investments and the investment-decision-making process. We believe that these directors can help focus management and the Board on the most critical value drivers for the company.

INDUSTRY EXPERIENCE
14/16 Directors
We have sought directors with leadership experience in the industries in which we participate. For example, we have added directors with financial services industry and regulatory experience because we own General Electric Capital Corporation (GE Capital or GECC), which is supervised by the Federal Reserve.

TECHNOLOGY EXPERIENCE
5/16 Directors
As a science and technology company and leading innovator, we have added directors with technology backgrounds because our success depends on developing and investing in new technologies and ideas.

RISK MANAGEMENT EXPERIENCE
4/16 Directors
In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the company, we have added directors with experience in risk management and oversight.

GLOBAL EXPERIENCE
13/16 Directors
We have added directors with global business experience because GE’s continued success depends, in part, on continuing to grow its businesses outside the U.S. For example, approximately 58% of our industrial revenues and 62% of our infrastructure orders came from outside the U.S. in 2014.

FINANCE EXPERIENCE
10/16 Directors

GE uses a broad set of financial metrics to measure its operating and strategic performance. Accurate financial reporting and robust auditing are also critical to our success. We have added a number of directors who qualify as audit committee financial experts, and we expect all of our directors to have an understanding of finance and financial reporting processes.

MARKETING EXPERIENCE
2/16 Directors
GE seeks to grow organically by identifying and developing new markets for its products. Directors with marketing expertise, especially on an international basis, are therefore important to us.

GOVERNMENT EXPERIENCE
3/16 Directors

We have added directors with experience in governmental and regulatory organizations because many of GE’s businesses are heavily regulated and are directly affected by governmental actions and socioeconomic trends.

●	Enhancing the Board’s cognitive diversity. Although the Board does not have a specific diversity policy, the GPAC takes into account a candidate’s ability to contribute to the cognitive diversity on the Board. It considers the candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. The GPAC reviews its effectiveness in balancing these considerations when assessing the composition of the Board.
●	Ensuring a balanced mix of different tenures. The GPAC believes it is important to maintain a mix of experienced directors with a deep understanding of the company and others who bring a fresh perspective. In this regard, the GPAC has recruited three new directors to the Board over the last two years.
●	Complying with regulatory requirements and the Board’s independence guidelines. The GPAC considers regulatory requirements affecting directors, including potential competitive

DIRECTOR
RECRUITMENT PROCESS

page 8 / GE 2015 Proxy Statement

GOVERNANCE  /  BOARD COMPOSITION

restrictions and financial institution management interlocks. It also looks at other positions the director has held or holds (including other board memberships), and the Board reviews director independence.

DIRECTOR CANDIDATE RECOMMENDATIONS. The committee considers all shareowner recommendations for director candidates, evaluating them in the same manner as candidates suggested by other directors or third-party search firms (which the company retains from time to time, including over the past year, to help identify potential candidates).

How you can recommend a candidate

Write to the GPAC, c/o Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828, and include all information that our by-laws require for director nominations. The general qualifications and specific qualities and skills sought by the committee for directors are discussed under “How We Build a Board that Is Right for GE” on page 7.

How We Assess Board Size

The GPAC assesses Board size and composition each year. Consistent with the Board’s Governance Principles (see “Helpful Resources” on page 55), the GPAC believes that our Board’s current size is appropriate, given the company’s size and our need to access a wide range of director views and backgrounds to reflect the diversity and complexity of the businesses and markets in which we operate. Over the last 40 years, the Board’s size has ranged from 14 to 20 directors with the median at 17, a range the GPAC believes has served the company and its shareowners well. Consistent with this historical approach, there are currently 17 directors (decreasing to 16 upon Ann Fudge’s retirement at the annual meeting).

How We Assess Director Independence

BOARD MEMBER INDEPENDENCE. All of our director nominees (listed under “Election of Directors” on page 2) other than Mr. Immelt are independent, as is current director Ann Fudge and as was former director Ralph Larsen throughout the period he served on our Board. The Board’s Governance Principles require all non-management directors to be independent directors.

●

Board guidelines. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with GE. The Board has established guidelines on director independence that conform to, or are more exacting than, the independence requirements in the New York Stock Exchange’s (NYSE) listing standards. In addition to applying these guidelines, which are found in the Board’s Governance Principles and available on GE’s website (see “Helpful Resources” on page 55), the Board considers all relevant facts and circumstances when making an independence determination.

●

Applying the guidelines in 2014. The Board considered relevant transactions, relationships and arrangements in assessing independence, including the relationships among Board members, their family members and the company, as described under “Relationships and Transactions Considered for Director Independence” on page 32.

COMMITTEE INDEPENDENCE. All members of the Audit Committee, Management Development and Compensation Committee (MDCC), GPAC and Risk Committee must be independent directors as defined by the Board’s Governance Principles.

●

Heightened standards for Audit Committee members. Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, advisory or other fee from GE or any of its subsidiaries, except for their compensation for Board service.

●

Heightened standards for MDCC and GPAC members. As a policy matter, the Board also applies a separate, heightened independence standard to members of the MDCC and the GPAC: no member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or a subsidiary. In addition, in determining that MDCC members are independent, NYSE rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by GE or a subsidiary.

The Board has determined that all members of the Audit Committee, MDCC, GPAC and Risk Committee are independent and, where applicable, also satisfy these committee-specific independence requirements.

GE 2015 Proxy Statement / page 9

GOVERNANCE  /   BOARD OPERATIONS

Board Operations

Board Leadership Structure

WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR GE. Our CEO also serves as the chairman of the Board. An independent director serves as the Board’s lead director, with broad authority and responsibility over Board governance and operations. This structure allows one person to speak for and lead both the company and the Board, while also providing for effective independent board oversight through an independent lead director. At a company as large and diverse as GE, we believe the CEO is in the best position to focus the independent directors’ attention on the issues of greatest importance to the company and its shareowners.

HOW WE SELECT THE LEAD DIRECTOR. Our previous lead director, Ralph Larsen, retired at last year’s annual meeting. Under the GPAC’s process for selecting the lead director, the GPAC considered feedback from Mr. Larsen, from our Board members and from the chairman, and then made a recommendation to the Board’s independent directors. Acting on this recommendation, the independent directors elected John J. Brennan, chair emeritus of the Vanguard Group, as the new lead director. Under the Board’s Governance Principles, Mr. Brennan also serves as chair of the MDCC and as a member of the GPAC.

BOARD LEADERSHIP STRUCTURE

LEAD DIRECTOR RESPONSIBILITIES. The lead director has the following responsibilities, as detailed in the Board’s Governance Principles (and also performs any other functions the Board may request):

●	Board leadership — provides leadership to the Board in any situation where the chairman’s role may be, or may be perceived to be, in conflict, and also chairs meetings when the chairman is absent
●	Leadership of independent director meetings — leads independent director meetings, which take place at least three times per year without any management directors or GE employees present
●	Additional meetings — calls additional Board or independent director meetings as needed
●	Chairman-independent director liaison — regularly meets with the chairman and serves as liaison between the chairman and the independent directors
●	Shareowner communications — makes himself available for direct communication with our major shareowners
●	Board discussion items — works with the chairman to propose an annual schedule of major discussion items for the Board’s approval
●	Board agenda, schedule & information — approves the agenda, schedule and information sent to directors for Board meetings
●	Board governance processes — in coordination with the GPAC, guides the Board’s governance processes, including the annual Board self-evaluation and succession planning
●	Board leadership structure review — oversees the Board’s periodic review and evaluation of its leadership structure
●	Chairman evaluation — leads the annual evaluation of the chairman
●	Committee chair selection — advises the GPAC on the selection of committee chairs

Board Committees

The Board has five standing committees: Audit, MDCC, GPAC, Risk and Science & Technology.

ALL COMMITTEE MEMBERS ARE INDEPENDENT AND ALL AUDIT COMMITTEE MEMBERS ARE FINANCIAL EXPERTS. All committee members satisfy the NYSE’s and GE’s definitions of independent director, and all Audit Committee members are audit committee financial experts, as defined under SEC rules, in each case as determined by the Board.

COMMITTEE OPERATIONS AND RESPONSIBILITIES. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors. The primary responsibilities of each committee are summarized below (and committee responsibilities relating to risk oversight are listed under “How We Oversee Risk” on page 12). For more detail, see the committee charters on GE’s website (see “Helpful Resources” on page 55).

page 10 / GE 2015 Proxy Statement

GOVERNANCE  /  BOARD OPERATIONS

AUDIT	Members: D’Souza, Lane, Mulva, Swieringa, Warner (Chair) | 12 Meetings in 2014
Douglas A. Warner III, Chair	KEY OVERSIGHT RESPONSIBILITIES
	●Independent auditor, including audit/non-audit services provided ●Scope & results of the independent auditor’s audit	●Financial reporting activities & accounting standards/ principles used ●Internal audit functions (Corporate Audit Staff and GE Capital Audit)	●Disclosure controls and internal controls ●GE’s compliance and integrity programs ●Cybersecurity
“In 2014, our focus included cybersecurity and controls around simplification.”

GOVERNANCE & PUBLIC AFFAIRS	Members: Brennan, Fudge, Hockfield, Jung, Lazarus (Chair), Tisch, Warner | 4 Meetings in 2014
Rochelle Lazarus, Chair	KEY OVERSIGHT RESPONSIBILITIES
	●Director recruitment ●Corporate governance, including the Board’s Governance Principles ●Board committee structure & membership	●Annual Board/committee self-evaluation ●Conflict-of-interest reviews involving directors/executive officers ●Director compensation	●GE positions on corporate social responsibilities ●Corporate political spending & lobbying
“Board composition and governance enhancements were key priorities in 2014.”

MANAGEMENT DEVELOPMENT & COMPENSATION	Members: Brennan (Chair), Cash, Dekkers, Jung, Lane, Warner | 10 Meetings in 2014
John J. Brennan, Chair	KEY OVERSIGHT RESPONSIBILITIES
	●Succession planning ●Performance evaluations for the CEO & other senior executives ●CEO & other senior executive compensation amounts & structure	●Management resources, management structure & the development/selection process for key executives	●Incentive compensation programs, including the GE 2007 Long-Term Incentive Plan
“ An important item in 2014 was the redesign of our historic incentive compensation program.”

RISK	Members: Beattie (Chair), Brennan, Rohr, Schapiro | 20 Meetings in 2014
W. Geoffrey Beattie, Chair	KEY OVERSIGHT RESPONSIBILITIES FOR GE & GE CAPITAL
	●Risk management framework & policies/processes for monitoring & mitigating such risks ●Risk governance framework & risk assessment	●Risk appetite & key risk policies on establishing risk limits ●Metrics used to measure, monitor & manage risks	●Financial services regulatory examinations & reviews ●Independence, authority & effectiveness of the risk management function, including staffing
“Improving GE Capital’s risk governance is a key priority.”

SCIENCE & TECHNOLOGY	Members: Cash, D’Souza, Dekkers, Hockfield (Chair), Jung, Mulva | 3 Meetings in 2014
Susan J. Hockfield, Chair	KEY OVERSIGHT RESPONSIBILITIES
	●GE’s technology & innovation strategies, including their impact on our performance, growth & competitive position	●GE’s investments & initiatives in science, technology & software ●Science & technology trends that could significantly affect the company	●Direction & effectiveness of GE’s R&D operations, including our Global Research Centers
“We evaluated key leading-edge technologies.”

Director Attendance

BOARD/COMMITTEE MEETINGS. The Board held 14 meetings during 2014, including 3 meetings of the independent directors of the Board. In 2014, each of our current directors attended at least 75% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee.

ANNUAL SHAREOWNERS MEETING. Information about director attendance at the annual shareowners meeting can be found on GE’s website (see “Helpful Resources” on page 55).

GE 2015 Proxy Statement / page 11

GOVERNANCE  /   HOW WE OVERSEE RISK

Board Members Visit at Least Two GE Businesses Per Year

GE POLICY. We encourage our directors to meet with GE senior managers without corporate management present. To facilitate this contact, directors are expected to make at least two scheduled visits to GE businesses each year unaccompanied by corporate management. In determining which businesses to visit, management and the Board give priority to those identified at the company’s annual financial and strategic planning sessions as strategically important as well as any that have been recently acquired or are a particular focus of risk oversight.

2014 VISITS. Directors conducted 14 business visits in 2014, including visits to:

●	Global Growth Organization (Russia, China and Saudi Arabia)
●	Power & Water (Power Generation Services, Power Generation Products, Renewables and Water)
●	Oil & Gas
●	Transportation
●	GE Capital (Energy Financial Services, GE Capital Aviation Services, Real Estate, Leveraged Lending, Capital International and Risk)
●	Cybersecurity Center
●	Global Research Center

We Annually Evaluate the Board’s Effectiveness

EVALUATION PROCESS. Each year, either the lead director or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and committees, as well as director performance and Board dynamics, and then, after discussion with the chair of the GPAC, summarizes these individual assessments for discussion with the Board and committees. (In years when a third-party governance expert conducts the interviews, the expert will also discuss them with the lead director before summarizing them for Board discussion.) In addition, periodically we ask directors to complete a written committee evaluation to focus the interviewer on the most important matters. For more information on this evaluation process, see the Board’s Governance Principles and the GPAC’s Key Practices (see “Helpful Resources” on page 55).

CHANGES MADE IN RESPONSE TO 2014 EVALUATIONS. In response to feedback received from our directors in 2014, the Board determined to adjust the compositions of the Audit Committee and Risk Committee in light of the increased demands on both of these committees and formalize and strengthen the Audit Committee’s oversight responsibility for cybersecurity.

How We Oversee Risk

For more information, see the “Risk Management” section in our annual report on Form 10-K for 2014.

page 12 / GE 2015 Proxy Statement

GOVERNANCE  /  INVESTOR OUTREACH

Investor Outreach

We Have a Robust Investor Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. This ensures that management and the Board understand and consider the issues that matter most to our shareowners and enables GE to address them effectively.

How the Board Receives Direct Feedback from Major Institutional Investors

In 2015, the company instituted a process to invite major institutional investors to meet with GE’s independent directors. This allows directors to directly solicit and receive investors’ views on GE’s strategy and performance.

How We Incorporated Investor Feedback Over the Past Year

For 2015, after considering feedback received from investors, the Board determined to:

●

Implement proxy access for shareowners (a single shareowner or a group of up to 20) who have held 3% of GE stock for 3 years (see “Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)” on page 31);

OUR INVESTOR ENGAGEMENT PROGRAM

●

Transform our annual report into an important communication tool for investors by adding a summary, enhancing disclosures and improving its look and feel (see our annual report on Form 10-K for 2014 at www.ge.com/annualreport); and

●	Increase the Board’s oversight of corporate political spending with the GPAC annually approving a political spending budget (see “Independent Oversight of Political Spending and Lobbying” on page 32).

Investor Outreach and Our 2014 Say-On-Pay Vote

At our 2014 annual meeting, shareowners expressed a high level of support (94%) for the compensation of our named executives. Following the meeting, we met again with our largest investors to review compensation actions for the past year and discuss our say-on-pay vote.

The MDCC reviewed these voting results, evaluated investor feedback and considered other factors used in assessing GE’s executive compensation programs as discussed in this proxy statement, including the alignment of our compensation program with the long-term interests of our shareowners and the relationship between risk-taking and the incentive compensation we provide to our named executives. After considering these factors, the MDCC made a number of changes to our executive pay practices to further align pay with company performance, including to:

●	Adopt a more formulaic funding framework for the company’s annual cash bonus program beginning with 2015 bonuses (see “2015 Executive Pay Changes” on page 15);
●

Align the equity compensation structure for GE’s most senior leaders with that of our CEO by awarding annual equity grants that include a balanced mix of PSUs, stock options and/or RSUs (see “2015 Executive Pay Changes” on page 15); and

●

Modify the PSU structure to include a relative TSR modifier, include threshold performance levels (below which no PSUs would be earned) and align the performance period to the company’s three-year operating plan (see notes 1 and 5 to the 2014 Grants of Plan-Based Awards Table on page 38).

How you can communicate concerns to our directors

The Audit Committee and the independent directors have established procedures to enable anyone who has a concern about GE’s conduct, including any employee who has a concern about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the lead director or to the Audit Committee. Information on how to submit any such communications can be found on GE’s website (see “Helpful Resources” on page 55).

GE 2015 Proxy Statement / page 13

Compensation

Management Proposal No. 1 — Advisory Approval of Our Named Executives’ Compensation

What are you voting on?

In accordance with Section 14A of the Securities Exchange Act of 1934 (Exchange Act), we are asking shareowners to vote on an advisory basis to approve the compensation paid to our named executives, as disclosed in this proxy statement.

The Board recommends a vote FOR this proposal because it believes that our compensation policies and practices are effective in achieving the company’s goals of:

●	Rewarding sustained financial and operating performance, and leadership excellence;
●	Aligning our executives’ interests with those of our shareowners to create long-term value; and
●	Motivating executives to remain with us for long and productive careers built on expertise.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board. However, the Board and the MDCC will review and consider the voting results when evaluating our executive compensation program.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2016 annual meeting.

Your Board recommends a vote FOR approval of the say-on-pay advisory vote.

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Primary Compensation Elements for 2014

	SALARY	BONUS	LTPAs	PSUs	OPTIONS	RSUs
Who receives	All named executives ———————————►			CEO	All named executives	All named executives except CEO
When granted	Reviewed every 18 months	Annually in Feb. for prior year	Generally every 3 years	Generally annually —————►		Non-recurring off- cycle grants
Form of delivery	Cash ———————————————►			Equity ——————————————►
Type of performance	Short-term emphasis ————►		Long-term emphasis —————————————————►
Performance period	Ongoing	1 year	3 years	3 years	Generally vest over 5 years or longer
How payout determined	MDCC judgment —————►		Formulaic; MDCC verifies performance		Formulaic; depends on stock price on exercise/vest date
Most recent performance measures	N/A	Mix of disclosed financial, strategic, operational goals	EPS, cash generation, Industrial Earnings %, GE ROTC	Cash generation, operating margin, relative TSR	Stock price appreciation

See “How We Determined Incentive Compensation for 2014” on page 34 for more information on how incentive compensation is determined. See “Acronyms Used” on page 54 for a guide to the acronyms used throughout this proxy statement.

page 14 / GE 2015 Proxy Statement

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS / OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

2015 Executive Pay Changes

At its November 2014 meeting, the MDCC approved a broad set of changes to the company’s executive pay practices to further align executive pay with company performance as described below.

ANNUAL CASH INCENTIVE COMPENSATION

MORE FORMULAIC BONUS POOL FUNDING
Historically…	Going forward…
The MDCC has determined the size of the company’s bonus pool by assessing a number of quantitative and qualitative factors and using judgment.

The company’s target bonus pool, initially sized comparable to the total awarded under our legacy program, will be even more formulaically adjusted upward or downward each year to an actual pool amount based on the company’s performance against one or more financial, operating and strategic goals that the MDCC establishes at the beginning of the year. For 2015, these goals include: EPS, Industrial operating profit, operating margins, free cash flow and strategic performance measures.

Objective: To more directly align annual rewards with annual performance results.

MORE FORMULAIC ALLOCATION OF BONUS POOL TO THE BUSINESSES
Historically…	Going forward…
The MDCC has allocated the bonus pool across our businesses by assessing a number of quantitative and qualitative factors and using judgment.

The company’s overall bonus pool will be allocated to the businesses based on each business unit’s achievement of its financial, operating and strategic performance goals (including ROIC), which will be established at the beginning of the year.

Objective: To more directly align annual rewards with annual performance results.

INDIVIDUAL BONUSES RESET TO TARGET EACH YEAR
Historically…	Going forward…
Individual bonus awards had previously been expressed as a percentage change versus prior-year bonuses, which emphasized sustained performance over time and tenure with the company.

Individuals will have target bonuses that are expressed as a percentage of base salary that do not fluctuate from year to year. In determining actual bonuses to be awarded, bonus amounts will be adjusted upward or downward to reflect corporate performance, individual performance and, as applicable, business unit performance.

MDCC retains discretion. The MDCC retains discretion to adjust bonus awards to ensure they are appropriate and aligned with shareowners’ interests.

Objective: To more directly align annual rewards with annual performance results.

When effective: These changes will apply to the company’s executives and will commence with 2015 annual cash incentives (payable in 2016).

GE 2015 Proxy Statement / page 15

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS / OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

EQUITY COMPENSATION

BALANCED MIX OF PSUs, OPTIONS AND/OR RSUs FOR THE CEO AND OTHER NAMED EXECUTIVES
Historically…	Going forward…

The company has used a different equity compensation structure for the CEO than for other senior leaders, with the CEO typically receiving equity compensation solely in the form of PSUs and other senior leaders receiving equity compensation largely in the form of stock options.

The MDCC has determined that the company’s senior leaders should receive annual equity grants that include a balanced mix of PSUs, stock options and/ or RSUs.

Objective: To better align the equity compensation structure for the company’s most senior leaders with that of our CEO. The MDCC believes that this new shared incentive structure will drive better alignment and accountability.

NEW PSU STRUCTURE
Historically…	Going forward…
PSUs vested based on achievement of the target performance levels for two to three goals (total cash, operating margins and relative TSR) over a four- or five-year performance period.	The MDCC modified the PSU structure to:
	1.	Condition vesting on two operating goals — total cash (Industrial CFOA + GE Capital dividend + net proceeds from dispositions) and operating margins — with relative TSR acting as a modifier. Under the new structure, the number of PSUs that convert into shares ranges from zero to 100% of the number of PSUs granted based on achievement of the operating goals, adjusted upward or downward by up to 25% based on the company’s relative TSR performance against the S&P 500.
Objective: Focus the incentive on company execution.
	2.	Include a threshold performance level as well as a target.
Objective: Emphasize balanced actions compared to a target-only approach with its all-or-nothing payout.
	3.	Reduce the performance period from four years to three years.
Objective: Align with the company’s operating plan using a more realistic timeframe for setting goals in today’s fast-changing environment.

When effective: The CEO’s 2014 grant, as shown in the 2014 Grants of Plan-Based Awards Table on page 38, reflects these changes. These changes are expected to be implemented for the other named executives in 2015.

Key Considerations in Setting Pay

EMPHASIS ON CONSISTENT, SUSTAINABLE AND RELATIVE PERFORMANCE

Our historical compensation program, which was updated effective 2015, provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. It also rewards named executives for executing GE’s strategy through business cycles (for example, maintaining consistent levels of R&D investment through economic cycles). In evaluating performance consistency, we also weighed the performance of each executive relative to his peers in his industry segment or function.

EMPHASIS ON FUTURE PAY OPPORTUNITY VERSUS CURRENT PAY

The MDCC strives to provide an appropriate mix of compensation elements, including finding a balance between current and long-term compensation and between cash and equity incentive compensation. Cash payments primarily reward more recent performance, while equity awards encourage our named executives to continue to deliver results over a longer period of time and also serve as a retention tool. The MDCC believes that most of our named executives’ compensation should be at risk contingent primarily on the company’s long-term operating and stock-price performance. Named executive compensation for 2014 was, on average, 76% at risk based on GE’s performance (representing the sum of the amounts reported in the Bonus, Stock Awards, Option Awards and Non-Equity Incentive Plan

page 16 / GE 2015 Proxy Statement

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS  /  COMPENSATION ACTIONS FOR 2014

Comp. columns as a percentage of the amounts reported in the SEC Total Without Change in Pension Value column in the 2014 Summary Compensation Table on page 21).

MDCC JUDGMENT

Our compensation programs reflect a balancing of arrangements where the payouts are tied to achieving specific quantitative performance objectives and those where the MDCC evaluates a broad range of quantitative and qualitative factors. This evaluation encompasses criteria such as reliability in delivering financial and growth targets, performance in light of risk assumed, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, and the ability to lead others.

SIGNIFICANCE OF OVERALL COMPANY RESULTS

The MDCC’s evaluation of the named executives places strong emphasis on their contributions to the company’s overall performance rather than focusing only on their individual businesses or functions. The MDCC believes that the named executives, as key members of the company’s leadership team, share the responsibility to support the goals and performance of the company. While this compensation philosophy influences all of the MDCC’s compensation decisions, it has the biggest impact on annual equity incentive grants.

CONSIDERATION OF RISK

Our compensation programs are balanced and focused on the long term so that our executives can achieve the highest compensation through consistent superior performance over sustained periods of time. In addition, large amounts of compensation are usually deferred or realizable only upon retirement, providing strong incentives to manage for the long term while avoiding excessive risk-taking in the short term. Goals and objectives, which include specific, risk-focused measures, reflect a balanced mix of performance measures to avoid placing excessive weight on a single performance measure. Compensation is also balanced among current cash payments, deferred cash and equity awards. With limited exceptions, the MDCC retains discretion to adjust compensation for quality of performance and adherence to company values. See “How We Oversee Risk” on page 12 for more information.

In addition, the Risk Committee and MDCC review and, when appropriate, adjust the compensation of employees who have the ability to expose GE Capital to material amounts of risk. Compensation arrangements for material risk takers are designed to provide incentives that appropriately balance risk and reward and support effective risk management and controls.

Compensation Actions for 2014

How We Compensated Our CEO

Jeff Immelt Chairman & CEO Age: 59 Education: Dartmouth; MBA, Harvard University GE tenure: 33 years

PERFORMANCE RESULTS

Under Mr. Immelt’s leadership, management delivered the following results on the performance framework and goals set by Mr. Immelt and the Board:

●Improve the GE portfolio to achieve higher-value earnings. GE made significant progress on its long-term goal of achieving an operating earnings split of 75% Industrial and 25% GE Capital in 2016. The company took unprecedented actions in 2014 to reshape its portfolio to focus on higher-value earnings from core infrastructure businesses. The company completed the first step in GE Capital’s two-step plan to exit its North American Retail Finance business through a successful IPO of Synchrony Financial. GE announced agreements with respect to both: (1) strategic alliances and joint ventures with Alstom, which are expected to significantly broaden the company’s industrial footprint; and (2) the sale of its Appliances business to Electrolux.¹
●Drive capital efficiency and returns through disciplined and balanced capital allocation. The company generated CFOA of $15.2 billion, including free cash flow of $11.2 billion (both up 6% from 2013). GE returned $10.8 billion to shareowners in 2014, including $8.9 billion in dividends and $1.9 billion in stock repurchases, and announced a 5% dividend increase. Industrial ROTC was 14.0% in 2014, down 30 basis points from 2013, driven in large part by changes in the discount rate for the pension plan. The company continued to invest organically and accelerate growth inorganically, completing $2.1 billion in acquisitions and announcing major portfolio moves (Alstom and Appliances). To sharpen the focus on capital efficiency at the businesses, the new incentive compensation plan launched by the company will include ROIC among its performance goals.

●

Invest in competitive advantages to drive strong organic growth. GE had a sharp focus on industrial execution in 2014, growing industrial segment organic revenues 7% to $108 billion, earning $17.8 billion in industrial segment profit (up 10% from 2013) and achieving record-high orders backlog of $261 billion (up 7% from 2013). The company continued to grow its high-margin service business, with revenues of $46 billion (up 3% from 2013) and backlog of $189 billion (up 5% from 2013), driven by the launch of a Services Council. In addition, the GGO had great momentum, generating $69 billion of non-U.S. infrastructure orders and over $43 billion in revenues from growth markets while expanding its growth market footprint and accelerating its localization efforts. GE’s sustained R&D investments over the last several years culminated in the launch of a number of leading products, including the LEAP Engine[2] (the most efficient and reliable narrow-body engine), the Tier 4 Locomotive (currently the only locomotive to meet EPA Tier 4 emission standards), and the H-Turbine (the world’s most efficient gas turbine).

●

Drive the culture of Simplification and improve product margins. The company expanded operating profit margins by 50 basis points to 16.2% in 2014, driven largely by progress on its Simplification initiative, including reducing Industrial SG&A expenses as a percentage of sales to 14% (down 190 basis points from 2013) and reducing corporate operating costs by $1 billion (ahead of the planned $500 million). Global Operations, GE’s new centralized

1.	All transactions subject to regulatory approval.
2.	LEAP is produced by CFM International, a 50-50 joint venture between Snecma and the company.

GE 2015 Proxy Statement / page 17

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS  /  COMPENSATION ACTIONS FOR 2014

support service, made good progress in 2014 by combining approximately 40% of Industrial functions into shared services to deliver better business outcomes at lower cost. GE also drove the culture of Simplification and accountability through its new operating system, FastWorks, which has helped improve product competitiveness and drive speed to market, and the release of the GE Beliefs (see the back cover of this proxy statement), which are designed to improve speed and competitiveness.

●

Improve GE’s capability in software and analytics. GE Predictivity (the company’s software and analytics business) achieved $1.4 billion in revenues (up 75% from 2013) from over 40 software and analytics products built on Predix (GE’s software platform for the Industrial Internet). In 2014, the company both announced that it would open up Predix to third-party software developers to accelerate the momentum behind the platform and continued to invest in its Software Center of Excellence in San Ramon, California.

●

Maintain world-class enterprise risk management processes. GE continued to enhance its enterprise risk management in 2014 by strengthening its cybersecurity oversight with the creation of a Cybersecurity Task Force and expanded Board reporting. The company also made significant improvements in product safety management and customized service agreement performance, led by the Global Research Center, and continued to maintain a world-class global compliance program. GE Capital continued to execute on its Getting to Strong initiatives, strengthened its risk management organization and improved its Tier 1 Common Ratio (Basel 1) by 150 basis points to 12.7%.

Mr. Immelt also executed on the following financial goals included in the performance framework:

Selected Financial Objectives For 2014 (in $ billions except percentage amounts)	Objective	Result
Revenue	150–155	148.6
Industrial segment profits	17.8	17.8
GE Capital earnings*	6.7	7.0
Industrial profit margin (%)	16–16.5	16.2
Cash returned to investors	10	10.8
GE CFOA	14–17	15.2
GE ROTC (%)**	11.3	10.6
Industrial structural expenses (goal was to
reduce by $1.2 billion)***	13.3	13.3
*	Includes the impact from the payment of GECC’s preferred stock dividend.
**	For 2014, the decline in ROTC was driven in large part by changes in the discount rate for the pension plan.
***	Excludes acquisitions.

CEO COMPENSATION ALIGNS WITH PERFORMANCE

The MDCC believes that Mr. Immelt performed very well in 2014 and, as a result, awarded him a $5.4 million cash bonus, an 8% increase from 2013. In addition, the MDCC granted Mr. Immelt a mix of 200,000 PSUs and 500,000 stock options (with the PSUs accounting for approximately 60% of the aggregate grant date fair value). Early in 2014, the MDCC increased Mr. Immelt’s base salary 9% to $3.8 million, effective March 1, 2014, recognizing his continued strong leadership of a company with the global scale and diversity of GE and reflecting that this increase was only his second salary increase since 2005.

In February 2015, all of the PSUs granted to Mr. Immelt in 2009 (with a $2.3 million grant date fair value) and all of the stock options granted to Mr. Immelt in 2010 (with a $7.4 million grant date fair value) were cancelled under the terms of the grants because GE did not achieve the specified TSR and Industrial CFOA performance conditions. See the Outstanding CEO Performance-Based Equity Awards Table on page 42 for additional information.

SEC TOTAL COMPENSATION SIGNIFICANTLY IMPACTED BY CHANGE IN PENSION VALUE ASSUMPTIONS

Excluding the effect of the change in pension value, Mr. Immelt’s compensation for 2014 was $18.8 million, down 2% from 2013 ($19.2 million) as his salary and bonus increases for 2014 were offset by a 20% lower aggregate grant date fair value for his 2014 equity grant. However, Mr. Immelt’s SEC total compensation for 2014 was $37.2 million, compared to $19.8 million in 2013, driven by an $18.4 million increase in pension value (compared to $0.6 million in 2013). 52% of this pension value increase is the result of two completely external factors. The first factor is a change in the discount rate reflecting historically low interest rates. The discount rate has ranged between 3.96% and 7.75% over the last 20 years, and at the end of 2014 was at 4.02%. A 100 basis point change in this discount rate would have impacted Jeff’s theoretical pension value by more than $8 million for 2014. The second factor is the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies.

CEO ACCOUNTABILITY

Over the last several years, Mr. Immelt twice requested (and the MDCC approved) that he not receive a bonus, and he declined his earned payout ($11.7 million) under the 2006–2008 LTPA program.

OUR CEO OWNS A SUBSTANTIAL AMOUNT OF GE STOCK AND IS ALIGNED WITH SHAREOWNERS

As an indication of Mr. Immelt’s alignment with shareowners, he has purchased over 1.02 million shares in the open market since he became CEO in 2001. Since he became CEO, he has not sold any of the shares he has acquired upon exercising stock options or the vesting of RSUs or PSUs, net of those required to pay option exercise prices and taxes on such awards. See “Stock Ownership Information” on page 32 for more information on Mr. Immelt’s ownership of GE stock.

page 18 / GE 2015 Proxy Statement

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS  /  COMPENSATION ACTIONS FOR 2014

How We Compensated Our Other Named Executives

Jeff Bornstein Age: 49 Education: Northeastern University GE tenure: 26 years

CURRENT ROLE

CFO, GE (since 2013) and senior vice president

SELECTED PRIOR ROLES

CFO, GE Capital, Aircraft Engine Services and Plastics

FINANCE FUNCTION PERFORMANCE GOALS

(in addition to overall GE goals discussed above)

●Financial — same as Mr. Immelt’s and thus focused on GE’s overall performance
●Corporate — continuing to strengthen portfolio performance, driving productivity and cost reduction initiatives to improve margins, executing on the company’s disciplined capital allocation strategy, continuing to invest in growth markets, redefining corporate to support the company’s Simplification and FastWorks initiatives
●Functional — driving changes to assessment and incentive processes to improve business performance, maintaining world-class financial reporting oversight processes, and strengthening the finance function

COMPENSATION DECISIONS FOR 2014

●Base salary — no increase in 2014; last increased July 1, 2013
●Cash bonus — $2.4 million cash bonus (a 14% increase from 2013)
●Equity grant — 550,000 stock options (same as 2013); special grant of 100,000 RSUs for retention purposes

PERFORMANCE ASSESSMENT

In addition to Mr. Bornstein’s contribution toward the GE goals discussed above, the MDCC specifically recognized that he:

●helped drive the culture of Simplification, which resulted in reducing Industrial SG&A expenses as a percentage of sales by 190 basis points, completing $1.8 billion of restructuring, and redefining corporate through a $1 billion reduction of corporate operating costs (ahead of plan);
●enhanced operating processes to drive a 50-basis-point operating margin expansion in 2014, including lowering Industrial structural costs, continuing to build out FastWorks, and launching Global Operations to consolidate Industrial functions into shared services;
●successfully executed on the company’s capital allocation strategy, supported by $15.2 billion in CFOA. GE returned $10.8 billion to investors during the year, raised the dividend 5%, made significant localization investments in growth markets, announced major portfolio moves (Alstom and Appliances), and helped launch a new incentive compensation plan to drive capital efficiency at the businesses; and
●enhanced the company’s enterprise risk management by focusing management and Board reviews on the most significant risks facing the company and further strengthened the finance organization.

John Rice Age: 58 Education: Hamilton College GE tenure: 37 years

CURRENT ROLE

President & CEO, Global Growth Organization (since 2010) and vice chairman

SELECTED PRIOR ROLES

President & CEO, Technology Infrastructure, Industrial, Energy and Transport Systems

GLOBAL GROWTH ORGANIZATION PERFORMANCE GOALS

(in addition to overall GE goals discussed above)

●Financial — increasing global revenues and orders, driving global Industrial growth by helping customers finance infrastructure projects, reducing GGO operating costs
●Enterprise risk — strengthening local compliance and culture, establishing project finance risk parameters
●Strategic — developing localization strategies, building a great project finance organization, accelerating growth market investments, leveraging GE’s global footprint to reduce cost and compete at scale, strengthening customer relationships and global partnerships
●Operational — driving the company’s global initiatives, including Commercial Intensity and Simplification, developing talent at GGO

COMPENSATION DECISIONS FOR 2014

●Base salary — increased by 7% to $2.45 million, effective January 1, 2014, after an 18-month interval since his last base salary increase, consistent with the company’s standard practice for named executives

●Cash bonus — $4.4 million cash bonus (a 7% increase from 2013)
●Equity grant — 650,000 stock options (same as 2013)

PERFORMANCE ASSESSMENT

In addition to Mr. Rice’s contribution toward the GE goals discussed above, the MDCC specifically recognized that:

●international Industrial revenues increased 4% to $61 billion and non-U.S. Infrastructure orders increased 6% to $69 billion, while GGO lowered its operating costs by 21%. GE-assisted financing for customer infrastructure projects led to $13 billion in orders in 2014;
●he led global Simplification and Commercial Intensity efforts, continuing to refine the company’s regional structure, and improving global commercial operations and strengthening customer relationships and global partnerships;
●GGO continued to accelerate investments in growth markets and expand local capability in Africa, the Middle East, Southeast Asia and other regions, while leveraging the company’s scale by launching new, lower-cost, multi-modal manufacturing facilities in Pune, India and Haiphong, Vietnam; and
●he strengthened the global leadership team, adding a significant number of commercial executives in growth regions, while also driving local compliance and establishing risk parameters for project finance.

GE 2015 Proxy Statement / page 19

COMPENSATION  /  COMPENSATION DISCUSSION & ANALYSIS  /  COMPENSATION ACTIONS FOR 2014

Keith Sherin Age: 56 Education: University of Notre Dame; MBA, Columbia University GE tenure: 34 years

CURRENT ROLE

Chairman & CEO, GE Capital (since 2013) and vice chairman

SELECTED PRIOR ROLES

CFO, GE; leadership roles at many key GE businesses

GE CAPITAL PERFORMANCE GOALS

(in addition to overall GE goals discussed above)

●Financial — lowering GE Capital’s ENI, maintaining strong earnings within established risk parameters, reducing CP and increasing alternative funding, strengthening the Tier 1 Common Ratio, achieving a solid return on equity
●Enterprise risk — implementing a comprehensive risk and regulatory plan, maintaining a strong global cash position
●Strategic — improving GE Capital’s operating profile and continuing to transform its portfolio, building the GE Capital brand and growing core businesses globally at attractive returns, executing on Getting to Strong
●Operational — executing on value-maximizing exit from Synchrony Financial, driving the company’s Simplification initiative at GE Capital

COMPENSATION DECISIONS FOR 2014

●Base salary — no increase in 2014; last increased July 1, 2013
●Cash bonus — $4.0 million cash bonus (a 6% increase from 2013)
●Equity grant — 650,000 stock options (same as 2013)

PERFORMANCE ASSESSMENT

In addition to Mr. Sherin’s contribution toward the GE goals discussed above, the MDCC specifically recognized that:

●GE Capital had solid operating results, earning $7 billion (down 12% from 2013; better than plan by $0.3 billion) with net interest margins of 5% and $3 billion in dividends to GE, as it continued building the GE Capital brand, driving Access GE to differentiate itself from competitors, growing core businesses globally and improving its return on equity;
●he made progress on GE Capital’s Getting to Strong initiative, which is vitally important for GE Capital’s transformation as a SIFI. GE Capital strengthened its risk and regulatory plan and maintained a strong global cash position. GE Capital also improved its Tier 1 Common Ratio (Basel 1) by 150 basis points to 12.7% and further diversified its funding profile, with lower commercial paper levels and a higher percentage of alternative funding;
●he drove the culture of Simplification at GE Capital by restructuring profit and loss centers and reducing costs by leveraging GE’s scale; and
●in line with its transformation into a smaller, more focused, specialty finance company, GE Capital reduced ENI (excluding liquidity) to $363 billion (down 5% from 2013), completed the IPO of Synchrony Financial in the first step of a two-stage exit from its North American Retail Finance business, and disposed of assets and businesses in which GE does not have a competitive advantage.

Brackett Denniston Age: 67 Education: Kenyon College; JD, Harvard University GE tenure: 19 years

CURRENT ROLE

General Counsel, GE (since 2004) and senior vice president

SELECTED PRIOR ROLES

Senior Counsel, Litigation & Legal Policy

LEGAL FUNCTION PERFORMANCE GOALS

(in addition to overall GE goals discussed above)

●Financial — same as Mr. Immelt’s and thus focused on GE’s overall performance
●Corporate — redefining corporate to support the company’s Simplification and FastWorks initiatives, further enhancing the company’s enterprise risk management
●Functional — resolving major regulatory and litigation matters, continuing to support GE Capital’s regulatory transition, building a strong legal function and talent, redefining the government relations organization to support company-to-country initiatives, driving world-class governance and compliance processes

COMPENSATION DECISIONS FOR 2014

●Base salary — increased by 8% to $1.775 million, effective January 1, 2014, after an 18-month interval since his last base salary increase, consistent with the company’s standard practice for named executives
●Cash bonus — $3.0 million cash bonus (a 5% increase from 2013)
●Equity grant — 550,000 stock options (same as 2013)

PERFORMANCE ASSESSMENT

In addition to Mr. Denniston’s contribution toward the GE goals discussed above, the MDCC specifically recognized that he:

●successfully resolved key investigative matters and effectively managed major litigation and environmental, health and safety matters;
●led the culture of Simplification in the legal and compliance organization by increasing the use of shared services, including the launch of four new legal centers of excellence, and led FastWorks initiatives in the legal organization;
●maintained a best-in-class compliance culture, with GE being named for the eighth year in a row as one of the world’s most ethical companies;
●led the negotiating team for major M&A deals that are expected to reshape the company’s portfolio (Alstom and Appliances); and
●enhanced the company’s enterprise risk management by focusing management and Board reviews on the most significant risks facing the company, further strengthened the legal organization, including the government relations function, and helped lead the continued transformation of GE Capital’s regulatory/compliance infrastructure.

For further discussion and analysis regarding our named executives’ compensation, see “Additional Compensation Information” on page 34.

page 20 / GE 2015 Proxy Statement

COMPENSATION  /  EXECUTIVE COMPENSATION TABLES  /  REALIZED & SUMMARY COMPENSATION

Realized Compensation

The SEC’s calculation of total compensation, as shown in the 2014 Summary Compensation Table below, includes several items driven by accounting and actuarial assumptions. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our named executives in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by each named executive, as reported on his IRS W-2 form.

2014 Realized Compensation Table

	REALIZED COMPENSATION[1,2]
Name & Principal Position	2012	2013	2014
Jeffrey R. Immelt	$7,907,751	$20,436,857	$9,560,031
Chairman & CEO
Jeffrey S. Bornstein[3]		$9,079,338	$4,271,938
SVP & CFO
John G. Rice	$8,484,728	$16,478,702	$9,409,173
Vice Chairman
Keith S. Sherin	$6,574,575	$16,315,819	$6,460,460
Vice Chairman
Brackett B. Denniston III	$6,736,113	$11,101,379	$4,817,618
SVP, General Counsel & Secretary

1.	Realized compensation is not a substitute for total compensation. For a reconciliation of amounts reported as realized compensation and amounts reported as total compensation, see “Reconciliation of Realized Compensation Table to Summary Compensation Table” on page 38. For more information on total compensation as calculated under SEC rules, see the notes accompanying the 2014 Summary Compensation Table below.
2.	The year-over-year decrease in realized compensation from 2013 to 2014 is due primarily to the payout in early 2013 of the LTPAs that were earned over the three-year period from 2010 to 2012. On average, these payouts comprised 51% of the named executives’ realized compensation in 2013.
3.	Under applicable SEC rules, we have excluded Mr. Bornstein’s compensation for 2012 as he was not a named executive during that year.

Summary Compensation

2014 Summary Compensation Table

Name & Principal Position	Year	Salary[1]	Bonus[2]	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Comp.[5]	Change in Pension Value & Nonqualified Deferred Comp. Earnings[6]	All Other Comp.[7]	SEC Total	SEC Total Without Change in Pension Value[8]
Jeffrey R. Immelt	2014	$3,750,000	$5,400,000	$3,676,157	$2,565,000	$2,484,000	$18,568,983	$806,634	$37,250,774	$18,855,141
Chairman & CEO	2013	$3,466,667	$5,000,000	$7,777,191	$0	$2,380,000	$729,075	$423,783	$19,776,716	$19,202,302
	2012	$3,300,000	$4,500,000	$0	$0	$12,080,250	$5,351,595	$574,507	$25,806,352	$20,592,769
Jeffrey S. Bornstein[9]	2014	$1,450,000	$2,400,000	$2,585,000	$2,893,000	$1,080,000	$5,661,859	$180,850	$16,250,709	$10,635,919
SVP & CFO	2013	$1,325,000	$2,100,000	$0	$2,486,000	$994,000	$154,341	$176,973	$7,236,314	$7,124,394
John G. Rice	2014	$2,450,000	$4,400,000	$0	$3,419,000	$1,849,500	$13,216,460	$2,860,207	$28,195,167	$15,169,747
Vice Chairman	2013	$2,300,000	$4,100,000	$0	$2,938,000	$1,834,000	$306,685	$1,435,274	$12,913,959	$12,779,539
	2012	$2,200,000	$3,800,000	$0	$0	$9,447,375	$7,524,925	$2,075,677	$25,047,977	$17,678,431
KeithS. Sherin	2014	$2,300,000	$4,025,000	$0	$3,419,000	$1,761,750	$12,982,498	$260,151	$24,748,399	$11,887,684
Vice Chairman	2013	$2,175,000	$3,780,000	$0	$2,938,000	$1,702,400	$699,512	$233,449	$11,528,361	$10,938,754
	2012	$1,850,000	$3,500,000	$0	$0	$8,595,563	$5,953,692	$258,110	$20,157,365	$14,302,883
Brackett B. Denniston III	2014	$1,775,000	$3,025,000	$0	$2,893,000	$1,296,000	$4,049,639	$217,857	$13,256,496	$9,224,124
SVP, General Counsel &	2013	$1,650,000	$2,875,000	$0	$2,486,000	$1,302,000	$384,326	$171,158	$8,868,483	$8,500,156
Secretary	2012	$1,575,000	$2,650,000	$0	$3,040,000	$6,659,625	$1,909,377	$461,890	$16,295,892	$14,401,341

1.	Each of the named executives contributed a portion of his salary to the GE Retirement Savings Plan (RSP), the company’s 401(k) savings plan (formerly the GE Savings & Security Program).
2.	This column shows the amounts earned under our annual cash bonus program.
3.	This column shows the aggregate grant date fair value of PSUs (for Mr. Immelt) and RSUs (for Mr. Bornstein) granted in the years shown. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the named executives will realize from the award. In particular, the actual value of PSUs received is different from the accounting expense because it depends on performance. For example, as described under “How We Compensated Our CEO” on page 17, Mr. Immelt did not earn any of the PSUs granted to him in 2009 because the performance conditions were not met. Although any PSUs not earned by Mr. Immelt are cancelled, GE does not adjust the related amounts previously reported as compensation in the year of the PSU award (which was $1,791,000 in 2009).

In accordance with SEC rules, the aggregate grant date fair value of the PSUs is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the 2014 PSUs, was between threshold and target performance. If the most probable outcome of the performance conditions on the grant date had been maximum performance, then the grant date fair value of the PSUs would have been $4,656,900. See the 2014 Grants of Plan-Based Awards Table on page 38 for additional information, including the performance conditions and valuation assumptions, as applicable, for PSUs and RSUs granted in 2014.

GE 2015 Proxy Statement / page 21

COMPENSATION  /  EXECUTIVE COMPENSATION TABLES  /  ALL OTHER COMPENSATION

4.	This column shows the aggregate grant date fair value of stock options granted in the years shown. These amounts reflect the company’s accounting expense and do not correspond to the actual value that the named executives will realize. For information on the assumptions used in valuing a particular year’s grant, see the note on Other Stock-Related Information in GE’s financial statements in our annual report on Form 10-K for that year. See the 2014 Grants of Plan-Based Awards Table on page 38 for additional information on stock options granted in 2014.
5.	This column shows amounts earned under LTPA grants, which we generally establish only once every three or more years, and reflects achievement of preestablished performance goals over the performance period. The amounts for 2014 reflect the second-year installments for the 2013–2015 LTPA grants and are based on salaries in effect as of February 2015 and bonuses paid for the 2014 performance period. See “LTPAs” on page 35 and “Nonqualified Deferred Compensation” on page 44 for additional information.
6.	This column shows the sum of the change in pension value and above-market earnings on nonqualified deferred compensation, which break down for each named executive as shown in the table below. Year-over-year changes in pension value generally are driven in large part due to changes in actuarial pension assumptions as well as increases in service, age and compensation. For 2014, the change in pension value for the named executives was substantially higher than 2013 primarily as a result of an 83-basis-point decrease in the statutory discount rate assumption from 4.85% to 4.02% as well as the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies. In particular, 52% of the increase in Mr. Immelt’s pension value in 2014 was due solely to changes in these assumptions. If the discount rate had increased to 6.56%, there would have been no increase in Mr. Immelt’s pension value. See “Pension Benefits” on page 42 for additional information, including the present value assumptions used in this calculation. Above-market earnings represent the difference between market interest rates calculated under SEC rules and the 6% to 14% interest contingently credited by the company on salary that the named executives deferred under various executive deferred salary programs in effect between 1987 and 2014. See “Nonqualified Deferred Compensation” on page 44 for additional information.

Name of Executive	Change in Pension Value	Above-market Earnings
Immelt	$18,395,633	$173,350
Bornstein	$5,614,790	$47,069
Rice	$13,025,420	$191,040
Sherin	$12,860,715	$121,783
Denniston	$4,032,372	$17,267

7.	See the 2014 All Other Compensation Table below for additional information.
8.	To show how year-over-year changes in pension value impact total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Comp. Earnings column, as described in footnote 6 to this table, from the amounts reported in the SEC Total column. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the SEC Total column.
9.	Under applicable SEC rules, we have excluded Mr. Bornstein’s compensation for 2012 as he was not a named executive in that year.

All Other Compensation

We provide our named executives with additional benefits that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. The costs of these benefits, minus any amounts reimbursed by the named executives, are reflected in the table below for 2014 and included in the All Other Comp. column in the 2014 Summary Compensation Table on page 21. Expatriate tax benefits provided to Mr. Rice are consistent with those we provide for employees working on non-permanent assignments outside their home countries.

2014 All Other Compensation Table

Name of Executive	Other Benefits[1]	Value of Supplemental Life Insurance Premiums[2]	Payments Relating to Employee Savings Plan[3]	Expatriate Tax Benefits[4]	Total
Immelt	$483,023	$314,511	$9,100	–	$806,634
Bornstein	$104,590	$67,160	$9,100	–	$180,850
Rice	$1,529,130	$273,113	$9,100	$1,048,864	$2,860,207
Sherin	$46,055	$204,996	$9,100	–	$260,151
Denniston	$104,114	$104,643	$9,100	–	$217,857

1.	See the 2014 Other Benefits Table on page 23 for additional information.
2.	This column reports taxable payments made to the named executives to cover premiums for universal life insurance policies they own. These policies include: (1) Executive Life, which provides universal life insurance policies for the named executives totaling $3 million in coverage at the time of enrollment, increased 4% annually thereafter; and (2) Leadership Life, which provides universal life insurance policies for the named executives with coverage of two times their annual pay (salary plus 100% of their most recent bonus payment).
3.	This column reports company matching contributions to the named executives’ RSP accounts of 3.5% of pay up to the limitations imposed under IRS rules.
4.	This amount represents the expatriate tax benefits provided to Mr. Rice in connection with his non-permanent relocation, at the company’s request, to Hong Kong, consistent with the company’s policy for employees working on non-permanent assignments outside their home countries. Under the company’s expatriate assignment policy, the company is responsible for additional U.S. or foreign taxes due, if any, as a direct result of an employee’s international assignment, and the employee remains responsible for the amount of taxes he would have incurred if he had continued to live and work in his home country. The amount of tax benefits for Mr. Rice was driven primarily by the payout of his 2010–2012 LTPA.

page 22 / GE 2015 Proxy Statement

AUDIT  /  MANAGEMENT PROPOSAL NO. 2 — RATIFICATION OF KPMG AS INDEPENDENT AUDITOR FOR 2015

Other Benefits

The following table describes other benefits and the incremental cost to the company of providing them in 2014. The total amount of these other benefits is included in the 2014 All Other Compensation Table on page 22 for each named executive.

2014 Other Benefits Table

Name of Executive	Use of Aircraft[1]	Leased Cars[2]	Financial Counseling & Tax Preparation[3]	Other[4]	Total
Immelt	$395,237	$28,769	$5,300	$53,717	$483,023
Bornstein	$43,813	$32,088	$13,400	$15,289	$104,590
Rice	$199,558	$0	$13,990	$1,315,582	$1,529,130
Sherin	$0	$26,552	$14,500	$5,003	$46,055
Denniston	$19,295	$27,424	$30,285	$27,110	$104,114

1.	The MDCC requires Mr. Immelt to use company aircraft for all air travel, whether personal or business, for security purposes because of his position with the company. Amounts reflect the incremental cost to GE for personal use of company aircraft, based on the following variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.
2.	Includes expenses associated with the leased cars program, such as leasing and management fees, administrative costs, maintenance costs, and gas allowance.
3.	Includes expenses associated with the use of advisors for financial, estate and tax preparation and planning, as well as investment analysis and advice.
4.	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits included in the 2014 Other Benefits Table for the named executive (except as otherwise described in this footnote), such as: (1) car service fees; (2) home alarm and generator installation, maintenance and monitoring; (3) participation in the Executive Products and Lighting Program under which executives can receive GE appliances or other products with incremental cost calculated based on the fair market value of the products received; (4) an annual physical examination; and (5) certain expenses associated with the named executives’ and their invited guests’ attendance at the 2014 Olympic Games in Sochi, Russia, of which GE was an official sponsor.
With respect to Mr. Rice, this column also reports the following benefits provided to him in connection with his non-permanent relocation, at the company’s request, to Hong Kong, consistent with the company’s policy for employees working on non-permanent international assignments in jurisdictions other than their home country: (1) cost-of-living adjustment ($344,156); (2) housing and utilities ($813,969); and (3) other expatriate/relocation allowances and expenses ($149,108). Any benefits paid in Hong Kong dollars (HKD) were converted to USD on a monthly basis using the following average monthly exchange rates for 2014: January through June — 7.754 HKD per USD; July through December — 7.751 HKD per USD.

Audit

Management Proposal No. 2 — Ratification of KPMG as Independent Auditor for 2015

What are you voting on?	We are asking our shareowners to ratify the selection of KPMG LLP (KPMG) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2015.

Although ratification is not required by our by-laws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the committee may select a different independent auditor at any time during the year if it determines that this would be in the best interests of GE and our shareowners.

We Have a Rigorous Auditor Review and Engagement Process

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee has selected KPMG as our independent auditor for 2015. KPMG has served as our independent auditor since 1909.

GE 2015 Proxy Statement / page 23

AUDIT  /  MANAGEMENT PROPOSAL NO. 2 — RATIFICATION OF KPMG AS INDEPENDENT AUDITOR FOR 2015

The Audit Committee annually reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage a different independent auditor. In the course of these reviews, the committee considers, among other things:

●	KPMG’s historical and recent performance on the GE audit, including the results of an internal, worldwide survey of KPMG’s service and quality;
●	KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations;
●

an analysis of KPMG’s known legal risks and any significant legal or regulatory proceedings in which it is involved (including an interview with KPMG’s chairman and CEO and a review of the number of audit clients reporting restatements as compared to other major accounting firms);

●	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on KPMG and its peer firms;
●	the appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;
●	KPMG’s independence; and
●	KPMG’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure KPMG’s independence:

LONG-TENURE BENEFITS	INDEPENDENCE CONTROLS

Higher audit quality. Through more than 100 years of experience with GE and over 1,200 statutory GE audits in more than 80 countries, KPMG has gained institutional knowledge of and deep expertise regarding GE’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Thorough Audit Committee oversight. The committee’s oversight includes private meetings with KPMG (the full committee meets with KPMG at least four times per year and the chair at least eight times per year), a comprehensive annual evaluation by the committee in determining whether to engage KPMG, and a committee-directed process for selecting the lead partner.

Efficient fee structure. KPMG’s aggregate fees are competitive with peer companies because of KPMG’s familiarity with our business.

Rigorous limits on non-audit services. GE requires Audit Committee preapproval of non-audit services, prohibits certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that KPMG is engaged only when it is best-suited for the job.

No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls.

Strong internal KPMG independence process. KPMG conducts periodic internal quality reviews of its audit work, staffs GE’s global audit with a large number of partners (approximately 360), assigns separate lead and concurring partners for GE and GE Capital, and rotates lead partners every five years.

Strong regulatory framework. KPMG, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that KPMG is independent and that it is in the best interests of GE and our shareowners to retain it as our independent auditor for 2015.

We Expect KPMG to Attend the Annual Meeting

KPMG representatives are expected to attend the annual meeting. They will have an opportunity to make a statement if they wish and are expected to be available to respond to appropriate shareowner questions.

Your Board recommends a vote for ratification of the Audit Committee’s selection of KPMG as our independent auditor for 2015.

page 24 / GE 2015 Proxy Statement

AUDIT  /  INDEPENDENT AUDITOR INFORMATION

Independent Auditor Information

What Were KPMG’s Fees for 2013 and 2014?

The committee oversees the fees paid to KPMG for audit and non-audit services and receives periodic reports on the amount of fees paid. The aggregate fees billed by KPMG in 2013 and 2014 for its services were:

Types of Fees (in millions)	Audit[1]	Audit-Related[2]	Tax[3]	All Other	Total
2014	$78.2	$10.7	$2.2	$0.0	$91.1
2013	$84.3	$11.7	$4.1	$0.0	$100.1

1.	Fees for the audit of GE’s annual financial statements included in our annual report on Form 10-K; the review of financial statements included in our quarterly reports on Form 10-Q; the audit of our internal control over financial reporting, with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services routinely provided by the auditor in connection with statutory and regulatory filings or engagements. More than 68% of these fees related to KPMG’s conduct of over 1,200 statutory GE audits in more than 80 countries.
2.	Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including: assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; M&A due diligence and audit services; and employee benefit plan audits.
3.	Fees for tax compliance, and tax advice and tax planning.

How We Control and Oversee the Non-Audit Services Provided by KPMG

The Audit Committee has retained KPMG (along with other accounting firms) to provide non-audit services in 2015. We understand the need for KPMG to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the committee has established the following processes and procedures related to non-audit services.

WE RESTRICT THE NON-AUDIT SERVICES THAT KPMG CAN PROVIDE. To minimize relationships that could appear to impair the objectivity of KPMG, the Audit Committee has restricted the types of non-audit services that KPMG may provide to us (and that otherwise would be permissible under SEC rules) and requires that the company engage KPMG only when it is best-suited for the job. For more detail, see our Audit Committee Key Practices (see “Helpful Resources” on page 55).

WE HAVE PRE-APPROVAL PROCESSES FOR NON-AUDIT SERVICES. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that KPMG performs for us. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; employee benefit plan audits and reviews; attestation and agreed upon procedures; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The committee has set a specific annual limit on the amount of non-audit services (audit-related and tax services) that the company can obtain from KPMG (for 2014, this limit was $16 million). It has also required management to obtain specific pre-approval from the committee for any single engagement over $1 million or any types of services that have not been pre-approved. The chair of the committee is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting.

We Have Hiring Restrictions for KPMG Employees

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of KPMG’s audit and review of our financial statements. These restrictions are contained in our Audit Committee Key Practices (see “Helpful Resources” on page 55).

We Rotate Key Audit Partners and Periodically Consider Audit Firm Rotation

The Audit Committee requires key KPMG partners assigned to our audit to be rotated at least every five years, and the committee and its chair are directly involved in selecting each new lead engagement partner. This policy is contained in our Audit Committee Key Practices, which are published on GE’s website (see “Helpful Resources” on page 55). To help ensure continuing auditor independence, the committee also periodically considers whether there should be a regular rotation of the independent auditor.

GE 2015 Proxy Statement / page 25

SHAREOWNER PROPOSALS  /  SHAREOWNER PROPOSAL NO. 1 — CUMULATIVE VOTING

Audit Committee Report

ROLES AND RESPONSIBILITIES. The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG, our company’s independent auditor for 2014, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.

REQUIRED DISCLOSURES AND DISCUSSIONS. The committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2014 and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has also discussed with KPMG the matters that are required to be discussed under PCAOB standards. KPMG has provided to the committee the written disclosures and the PCAOB-required letter regarding its communications with the Audit Committee concerning independence, and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to GE and its affiliates is compatible with KPMG’s independence.

COMMITTEE RECOMMENDS INCLUDING THE FINANCIAL STATEMENTS IN THE ANNUAL REPORT. Based on the review and discussions referred to above, the committee recommended to the Board that the audited financial statements for the year ended December 31, 2014 be included in our annual report on Form 10-K for 2014 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

Douglas A. Warner III (Chairman)	Robert W. Lane	Robert J. Swieringa
Francisco D’Souza	James J. Mulva

Shareowner Proposals

What are you voting on?	The following shareowner proposals will be voted on at the annual meeting only if properly presented by or on behalf of the shareowner proponent. Some of these proposals contain assertions about GE that we believe are incorrect, and we have not tried to refute all of the inaccuracies. The Board recommends a vote AGAINST these proposals for reasons that we explain following each proposal.

Share holdings and addresses of the various shareowner proponents will be supplied promptly upon oral or written request.

Shareowner Proposal No. 1 — Cumulative Voting

Martin Harangozo has informed us that he intends to submit the following proposal at this year’s meeting:

RESOLVED: “That the stockholders of General Electric, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks”.

“In addition, many corporations have adopted cumulative voting.”

“For 2014, the owners of shares representing approximately 27% of shares voting, voted FOR this proposal.”

Benjamin Graham, senior author of Security Analysis and author of The Intelligent Investor recommends cumulative voting in the book Security Analysis third edition 1951 page 61.

“If you AGREE, please mark your proxy FOR this resolution.”

page 26 / GE 2015 Proxy Statement

SHAREOWNER PROPOSALS  /  SHAREOWNER PROPOSAL NO. 2 — WRITTEN CONSENT

Your Board recommends a vote AGAINST this proposal.

GE HAS A MAJORITY VOTING STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS. Each share of GE common stock is entitled to one vote for each director nominee. In uncontested director elections, like the one covered by this proxy statement, GE directors are elected by an affirmative majority of the votes cast, and in contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. The Board believes that this voting system is fair and most likely to produce an effective board of directors that will represent the interests of all GE shareowners by providing for the election of director nominees who have received broad support from shareowners.

GE’S EXISTING VOTING STANDARD SUPPORTS OUR GOAL OF BROADER SHAREOWNER REPRESENTATION. We believe that this shareowner proposal is contrary to the goals of broader shareowner representation reflected in our existing director election standard.

Adoption of cumulative voting would be inconsistent with the practice at most other public companies as fewer than 4% of S&P 500 companies currently provide for cumulative voting. Moreover, implementation of this shareowner proposal could allow one or a few shareowners who acquire a small percentage of GE common stock to have a disproportionate effect on the election of directors, possibly leading to the election of directors who are beholden to the special interests of the shareowners responsible for their election, even if shareowners holding a majority of GE’s common stock opposed their election. The Board believes that directors should be elected by and accountable to all shareowners and whose election was supported by shareowners holding a majority of GE’s common stock, not to a faction of shareowners who are only able to elect directors by cumulating their votes. Therefore, we believe that GE’s current election process protects the best interests of all shareowners, and the Board recommends a vote AGAINST this proposal.

Shareowner Proposal No. 2 — Written Consent

William Steiner has informed us that he intends to submit the following proposal at this year’s meeting:

Proposal 2 — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings. If shareholders had the power to replace directors through written consent, it is likely that our board would be more responsive to director qualifications.

GMI Ratings, an independent investment research firm gave our company a D for its board. Seven directors had 12 to 22 years long-tenure which can indicate a low level of director independence. A low level of independence is more alarming at GE since our board had an unwieldy 17 members which could make it subject to CEO dominance. Long-tenured directors also made up 52% of our most important board committees. Four directors were overextended with service on 4 or more boards: Ann Fudge, James Rohr, James Tisch (who received our highest negative votes) and Robert Lane (member of our audit and executive pay committees).

Returning to the core topic of this proposal from the context of our clearly improvable board of directors, please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 2

Your Board recommends a vote AGAINST this proposal.

PROPONENT PREVIOUSLY SUBMITTED SIMILAR PROPOSALS THAT WERE REJECTED BY GE SHAREOWNERS. In both 2013 and 2014, the proponent submitted substantially similar proposals that were rejected by GE shareowners. In both cases, the Board carefully considered the proposals and determined that they did not serve the best interests of shareowners.

IMPLEMENTATION OF THE PROPOSAL IS UNNECESSARY GIVEN GE’S GOVERNANCE PRACTICES (INCLUDING 10% THRESHOLD FOR

CALLING SPECIAL MEETINGS). The Board has again carefully reviewed the proposal and, after due consideration, continues to believe that implementation of this proposal is unnecessary given GE’s governance practices, including the ability of shareowners to call special meetings, and that implementation of the proposal would not serve the best interests of shareowners. Currently, any matter that either GE or its shareowners wish to present for a vote must be presented at an annual or special meeting of shareowners. Shareowners may propose any proper matter for a vote at our annual meeting, and, in addition,

GE 2015 Proxy Statement / page 27

SHAREOWNER PROPOSALS  /  SHAREOWNER PROPOSAL NO. 3 — ONE DIRECTOR FROM RANKS OF RETIREES

shareowners holding 10% of GE’s outstanding voting stock may call a special meeting of shareowners. In the Board’s view, action at an annual or special meeting supports shareowners’ interests more than action by written consent. In the context of an annual or special meeting of shareowners, all GE shareowners have the opportunity to express views on proposed actions and to participate in the meeting and shareowner vote. Such meetings occur at a time and date announced publicly in advance of the meeting. These provisions ensure that shareowners can raise matters for consideration while protecting shareowners’ interests in receiving notice of and an opportunity to voice concerns about proposed actions affecting the company. The proposal, however, would allow shareowners to use the written consent procedure at any time and as frequently as they chose to act on a range of potentially significant matters, without a meeting, potentially without prior notice to all shareowners, and without an opportunity for fair discussion among all shareowners on the merits of the proposed action. Allowing shareowners to act by written consent also could impose significant financial and administrative burden on GE.

GE HAS A ROBUST INVESTOR OUTREACH PROGRAM. Moreover, GE’s ongoing dialogue with shareowners also provides an open and constructive forum for shareowners to express and raise concerns. As addressed in this proxy statement under “Investor Outreach” on page 13, we conduct extensive governance reviews and investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to our shareowners and enable GE to address them effectively. In addition, as described on GE’s website and in this proxy statement, the Audit Committee and the independent directors have established procedures to enable shareowners to communicate any concerns directly with the lead director or the Audit Committee. In light of the foregoing, the Board recommends a vote AGAINST this proposal.

Shareowner Proposal No. 3 — One Director from Ranks of Retirees

Donald Gilson has informed us that he intends to submit the following proposal at this year’s meeting:

Resolved: One Director from the Ranks of Retirees.

Shareholders recommend that our Board of Directors adopt a policy that each year our Board nominate one Director candidate for our Company’s Board of Directors who is a non-executive retiree of our company. The substantial number of shares held by the Approximately 100,000 plus General Electric retirees suggests that representation on the Board would be appropriate A retiree would bring a unique perspective along with increased balance to the Board’s deliberations. With 17 director positions on our board there is clearly room for one retiree director. By adopting this resolution, we will have the benefit of a director candidate with independence from company management and simultaneously add to the diversity of the Board. One retiree director could help correct an injustice concerning the volatility of the stock price, particularly when compared to other DOW components as Johnson and Johnson. Some shareholders believe that the volatility in the stock serves to enrich insiders at the expense of shareholders at large. For example, 2014 shareholder proposal number 2, Timothy Roberts shows how the shareholder lost sixty percent of his value all while during the same time Jeffrey Immelt gains two thousand two hundred and fifty percent. This was because the investor purchasing shares Immelt sold on Oct 17, 2000, for 57.75 would in twelve years Oct 16, 2012 at share price of 23 experience decline of 60 percent. Immelt however can take comfort. When Immelt sold 40000 shares at 57.75, he could buy them at 6.67 earning handsomely 766 percent. Following company’s performance free fall, Immelt buys at 9. Rising from 9 to 23 on Oct 16, 2012, earns Immelt additional hundred fifty percent yielding a total handsome gain over 2250 percent. Most retirees were not as “wise” as Immelt with all the knowledge necessary to make his money grow over two thousand percent while the stock is down 60 percent. As such this type of director would not only represent the interest of the retirees but also the common shareholder who was also not as wise as Immelt in making his money grow two thousand percent while the stock falls sixty percent. Our former Chairman Jack Welch said that “GE retirees are the largest block of shareowners in our company”. Consequently their interests are aligned with the interests of our company. Accordingly the largest block of shareowners should be represented on our board. Please vote for: One Director from the Ranks of Retirees.

Your Board recommends a vote AGAINST this proposal.

GE HAS AN INDEPENDENT AND DIVERSE BOARD, AND THERE IS NO REASON TO CHANGE GE’S CURRENT NOMINATION PROCESS. The GPAC works diligently to maintain an independent and diverse Board by identifying nominees with extensive and varied policy-making experience in business, government, education and technology that is relevant to GE’s global activities and complements the skills, experience and background of our other Board members. With a Board currently comprised of 16 independent directors out of 17, from different professional and personal backgrounds, the GPAC believes it has achieved its objective. In selecting director nominees, the committee, itself comprised wholly of independent directors, exercises its judgment in selecting the best possible nominees to serve all of our shareowners, and not just one constituency or faction. The committee screens all candidates for directorships in the same manner, regardless of the source of the recommendation. In addition, we have recently adopted by-laws that allow shareowners who satisfy specific requirements to include director candidates in our proxy materials for consideration by all shareowners. In light of the Board’s independence and diversity, we see no reason to change the current nomination process or to restrict the criteria for Board service by requiring the committee to select one director nominee from the ranks of GE’s non-executive retirees. The Board therefore recommends a vote AGAINST this proposal.

page 28 / GE 2015 Proxy Statement

SHAREOWNER PROPOSALS  /  SHAREOWNER PROPOSAL NO. 4 — HOLY LAND PRINCIPLES

Shareowner Proposal No. 4 — Holy Land Principles

Holy Land Principles, Inc. has informed us that it intends to submit the following proposal on behalf of Cardinal Resources Inc. at this year’s meeting:

PALESTINE-ISRAEL — HOLY LAND PRINCIPLES

WHEREAS, General Electric Corporation has operations in Palestine-Israel;

WHEREAS, achieving a lasting peace in the Holy Land — with security for Israel and justice for Palestinians — encourages us to promote means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles, Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Palestine-Israel.

These are:

1. Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2. Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3. Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4. Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5. Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6. Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7. Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8. Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

We believe that General Electric Corporation benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles — which are both pro-Jewish and pro-Palestinian — will demonstrate General Electric Corporation’s concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns

Your Board recommends a vote AGAINST this proposal.

GE IS COMMITTED TO PROVIDING EQUAL OPPORTUNITY EMPLOYMENT AND EMPLOYING A DIVERSE WORKFORCE THROUGHOUT THE WORLD.

The Board agrees that GE benefits by hiring from the widest available talent pool and that an employee’s ability to do his or her job should be the primary consideration in hiring and promotion decisions, which is why GE’s policy and practice in Israel and worldwide is to provide equal opportunity employment without regard to national, racial, ethnic or religious identity. We believe diversity is essential to our innovation and success because it allows us to tap the different experiences and talents of engineers, scientists, teachers, leaders and other doers to help GE make the world work better. We are committed to employing a diverse workforce throughout the world and to providing all employees with opportunities to reach their growth potential and contribute to the progress of the communities we serve. Our diversity programs are a competitive advantage in the global marketplace, and our approach continues to earn top recognition from leading publications and organizations, including Diversity Journal, Working Mother, Equal Opportunity, Minority Engineer and Diversity MBA magazines.

GE’S OPERATIONS IN ISRAEL SUBSTANTIVELY COMPLY WITH THE PRACTICES OUTLINED IN THE PROPOSAL. Through its commitment to diversity and the established equal employment opportunity programs described above, GE’s operations in Israel substantially comply with the practices outlined in the Holy Land Principles. GE is a company with global operations, and regional or country-level diversity commitments that are not compelled by law would be inconsistent with our operating and growth plans. We believe our policies work best when they can be applied throughout the world in which GE operates. In light of our existing practices and policies, we view the adoption and implementation of the Holy Land Principles as unnecessary and burdensome, and, as a result, not in the best interests of the company, its shareowners or its employees in Israel. Accordingly, the Board recommends a vote AGAINST this proposal.

GE 2015 Proxy Statement / page 29

SHAREOWNER PROPOSALS   /  SHAREOWNER PROPOSAL NO. 5 — LIMIT EQUITY VESTING UPON CHANGE IN CONTROL

Shareowner Proposal No. 5 — Limit Equity Vesting Upon Change in Control

Kenneth Steiner has informed us that he intends to submit the following proposal at this year’s meeting:

Proposal 5 — Limit Accelerated Executive Pay

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board’s executive pay committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be broken if such pay is made on an accelerated schedule. Accelerated equity vesting allows executives to realize pay opportunities without necessarily having earned them through strong performance.

Other aspects of our clearly improvable executive pay (as reported in 2014) are an added incentive to vote for this proposal:

For Jeffrey Immelt there was $19 million in 2013 Total Summary Pay plus excessive perks and pension benefits. Mr. Immelt’s annual incentives did not rise or fall in line with annual financial performance, reflecting a potential misalignment in the short-term incentive design according to GMI, an independent investment research firm.

Please vote to protect shareholder value:

Limit Accelerated Executive Pay — Proposal 5

Your Board recommends a vote AGAINST this proposal.

GE’S EQUITY COMPENSATION PLAN DOES NOT PROVIDE FOR ACCELERATED VESTING OF EQUITY AWARDS UPON A CHANGE IN CONTROL OF THE COMPANY. The Board has carefully considered the above proposal and believes that adoption of the requested policy is unnecessary. GE’s equity compensation plan under which the MDCC grants equity awards to senior executives does not provide for accelerated vesting of those awards upon a change in control of the company. Likewise, in practice when granting equity awards to senior executives, the MDCC has not provided for acceleration of vesting upon a change in control of the company in the award agreements.

SHAREOWNERS WOULD BE ABLE TO VOTE ON CHANGE-IN-CONTROL COMPENSATION ARRANGEMENTS IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY. In the unlikely event that GE experienced a change in control and the MDCC determined to accelerate the vesting of outstanding equity awards, shareowners voting on the change-in-control transaction would have the opportunity to vote on the change-in-control compensation arrangements pursuant to the requirements of the Dodd-Frank Act. Similarly, if the MDCC were to provide for accelerated vesting of equity awards upon a change in control, we would explain the basis for that determination in the proxy statement for the year in which those awards were granted, and our shareowners would have the opportunity to address that practice in context through their “say on pay” advisory vote on our executive compensation and through our annual engagement efforts.

ADOPTION OF A CHANGE-IN-CONTROL POLICY IS UNNECESSARY. In sum, the proposal seeks to address a practice that does not currently exist and that can be addressed in context if it were to arise in the future. We believe that adopting an abstract policy that has little current practical significance and would constrain the MDCC’s judgment in structuring future awards, without addressing or considering the circumstances around any such awards, is unnecessary. In light of the foregoing, the Board recommends a vote AGAINST the proposal.

2016 Shareowner Proposals

Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules permit shareowners to submit proposals for inclusion in our proxy statement if the shareowner and the proposal meet the requirements specified in SEC Rule 14a-8.

●	When to send these proposals. Any shareowner proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 11, 2015.
●	Where to send these proposals. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, CT 06828.
●	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

page 30 / GE 2015 Proxy Statement

ADDITIONAL GOVERNANCE INFORMATION   /  OTHER GOVERNANCE POLICIES AND PRACTICES

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

We recently amended our by-laws to permit a group of shareowners (up to 20) who have owned a significant amount of GE stock (at least 3%) for a significant amount of time (at least 3 years) the ability to submit director nominees (up to 20% of the Board) for inclusion in our proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in our by-laws.

●	When to send these proposals. Notice of director nominees submitted under these by-law provisions must be received no earlier than October 12, 2015 and no later than the close of business on November 11, 2015.
●	Where to send these proposals. Notice should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, CT 06828.
●	What to include. Notice must include the information required by our by-laws, which are available on GE’s website (see “Helpful Resources” on page 55).

Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareowner proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement (either under SEC Rule 14a-8 or our proxy access by-laws), but is instead sought to be presented directly at the 2016 annual meeting, must be received at our principal executive offices no earlier than the 150th day and no later than the close of business on the 120th day prior to the first anniversary of the date the company commenced mailing of these proxy materials.

●	When to send these proposals. Shareowner proposals, including director nominations, submitted under these by-law provisions must be received no earlier than October 12, 2015 and no later than the close of business on November 11, 2015.
●	Where to send these proposals. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, CT 06828.
●	What to include. Proposals must include the information required by our by-laws, which are available on GE’s website (see “Helpful Resources” on page 55).
●	Management discretion to vote proxies on these proposals. SEC rules permit management to vote proxies in its discretion in certain cases if the shareowner does not comply with this deadline or, if this deadline does not apply, a deadline of the close of business on January 25, 2016, and in certain other cases notwithstanding the shareowner’s compliance with these deadlines.

Additional Governance Information

How you can find out more information about our governance practices

Each year the Board and the company review GE’s governance documents and modify them as appropriate. These documents include the Board’s Governance Principles — which include our director qualifications and director independence guidelines — as well as Board committee charters and key practices. The web links for these materials can be found under “Helpful Resources” on page 55, and you can receive printed copies upon request.

Other Governance Policies and Practices

Board Integrity Policies

CODE OF CONDUCT. All directors, officers and employees of GE must act ethically at all times and in accordance with GE’s code of conduct (contained in the company’s integrity policy, The Spirit & The Letter). Under the Board’s Governance Principles, the Board does not permit any waiver of any ethics policy for any director or executive officer. The Spirit & The Letter, and any amendments to the code that we are required to disclose under SEC rules, are published on GE’s website (see “Helpful Resources” on page 55).

CONFLICTS OF INTEREST. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. If an actual or potential conflict of interest arises for a director, the director is required to promptly inform the CEO and the lead director. The GPAC is responsible for reviewing any such conflict of interest. If any significant conflict cannot be resolved, the director involved should resign.

GE 2015 Proxy Statement / page 31

ADDITIONAL GOVERNANCE INFORMATION  /  RELATIONSHIPS AND TRANSACTIONS CONSIDERED FOR DIRECTOR INDEPENDENCE

Limits on Director Service on Other Public Boards

GE POLICY. Under the Board’s Governance Principles, directors who hold CEO positions should serve on no more than two public company boards in addition to ours, and other directors should serve on no more than four public company boards in addition to ours. This is to ensure that our directors have sufficient time to devote to GE matters.

The Board determined to waive this limitation for Mr. Tisch, because two of the public company boards on which he serves are within Loews’s consolidated group of companies. Loews is a diversified holding company whose business operations are entirely conducted through its subsidiaries. Two of these subsidiaries, CNA Financial (90% owned) and Diamond Offshore Drilling (52.5% owned), accounted for more than 87% of Loews’s revenues in each of the past three fiscal years and are public companies for which Mr. Tisch serves as a board member. Since Mr. Tisch’s responsibilities as a board member of CNA Financial and Diamond Offshore Drilling are integrally related to and subsumed within his role as CEO of Loews, the GE Board believes that this board service does not meaningfully increase his time commitments or fiduciary duties, as would be the case with service on the boards of unaffiliated public companies.

Independent Oversight of Political Spending and Lobbying

The GPAC, a committee composed solely of independent directors, oversees the company’s political spending and lobbying, including political and campaign contributions, and any contributions to trade associations and other tax-exempt and similar organizations that may engage in political activity. As part of its oversight role in public policy and corporate social responsibility, the GPAC has the following responsibilities:

●	Political spending policies. The GPAC annually reviews GE’s political spending policies and practices.
●	Political spending budget. The GPAC approves the company’s annual budget for political activities and semi-annually reviews spending pursuant to this budget.
●	Political spending report. The GPAC issues a yearly report on the company’s political spending, which is available on our Sustainability website (see “Helpful Resources” on page 55).

How you can find out more information about our sustainability practices

We have operationalized sustainability at GE — it is embedded in core initiatives such as ecomagination and healthymagination as well as in our governance processes. For more information, see the new GE Sustainability website we launched in 2014 (see “Helpful Resources” on page 55).

Relationships and Transactions Considered for Director Independence

Director	Organization	Relationship	GE Transaction	2014 Size
Beattie	Elizabeth Arden	Brother is executive	Sales to GE	<1% of other company’s revenues
			Indebtedness to GE	<1% of GE’s assets
D’Souza	Cognizant	CEO	Sales to GE	<1% of other company’s revenues
			Indebtedness to GE	<1% of GE’s assets
Dekkers	Bayer	Chair of Management Board	Sales to GE	<1% of other company’s revenues
			Indebtedness to GE	<1% of GE’s assets
Hockfield	Univar	Brother-in-law is executive	Sales to GE	<1% of other company’s revenues
			Indebtedness to GE	<1% of GE’s assets
Tisch	Loews	President & CEO	Sales to GE	<1% of other company’s revenues
			Indebtedness to GE	<1% of GE’s assets
	Four Partners	Brother is executive	Indebtedness to GE	<1% of GE’s assets
All directors	Various charitable organizations	Executive, director or trustee	Charitable contributions from GE	<1% of the organization’s revenues

Stock Ownership Information

The following table includes all GE stock-based holdings, as of December 31, 2014, of our directors, named executives, directors and executive officers as a group, and beneficial owners of more than 5% of our common stock.

page 32 / GE 2015 Proxy Statement

ADDITIONAL GOVERNANCE INFORMATION  /  STOCK OWNERSHIP INFORMATION

Common Stock and Total Stock-Based Holdings Table

Directors and Nominees	Common Stock[1]	Total[2]
W. Geoffrey Beattie[3]	58,456	141,883
John J. Brennan	25,000	51,703
James I. Cash, Jr.	11,516	124,745
Francisco D’Souza	0	16,469
Marijn E. Dekkers	1,000	16,331
Ann M. Fudge	6,030	134,078
Susan J. Hockfield	0	64,889
Andrea Jung[3]	7,519	125,986
Robert W. Lane	14,500	129,792
Rochelle B. Lazarus[3,4]	38,352	208,622
James J. Mulva[3]	4,105	107,177
James E. Rohr	10,000	16,139
Mary L. Schapiro	100	9,047
Robert J. Swieringa	3,814	148,391
James S. Tisch[3]	440,000	491,308
Douglas A. Warner III[3,4]	107,380	226,423
Directors and Nominees Total	727,772	2,012,983
	Common Stock[1]
Named Executives	Stock	Options	Total²
Jeffrey R. Immelt	2,112,584	0	6,115,965
Jeffrey S. Bornstein	127,856	2,416,500	4,708,376
John G. Rice[3]	506,178	4,365,000	6,951,292
Keith S. Sherin[3]	338,668	4,365,000	6,619,435
Brackett B. Denniston III	362,787	4,855,000	5,778,158
Named Executives Total	3,448,073	16,001,500	30,173,226

All Directors and Executives	Common Stock[1]		Total[2]
As a group (25)[5]		25,286,226	41,217,536

5% Beneficial Owners	Common Stock[1]
BlackRock, Inc.[6]			569,952,359
The Vanguard Group[7]			540,039,055

1.	This column shows beneficial ownership of our common stock as calculated under SEC rules. Except to the extent noted below, each director, named executive or entity has sole voting and investment power over the shares reported. None of the shares is pledged as security by the named person, although standard brokerage accounts may include non-negotiable provisions regarding set-offs or similar rights. For the named executives, this column also includes shares that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days (see the Options sub-column). For Mr. Immelt, this column also includes 60,000 shares of restricted stock over which he has sole voting but no investment power. No director or named executive owns more than one-tenth of 1% of the total outstanding shares of GE common stock. BlackRock and Vanguard own 5.7% and 5.4%, respectively, of the total outstanding shares.
2.	This column shows the individual’s total GE stock-based holdings, including voting securities shown in the Common Stock column (as described in note 1), plus non-voting interests that are not convertible into shares of GE common stock within 60 days, including, as appropriate, PSUs, RSUs, DSUs, deferred compensation accounted for as units of GE stock, and stock options.
3.	Both columns include the following numbers of shares over which the identified director or named executive has shared voting and investment power through family trusts or other accounts but as to which he or she disclaims beneficial ownership: Mr. Beattie (58,456), Ms. Jung (69), Ms. Lazarus (8,000), Mr. Mulva (4,030), Mr. Tisch (440,000), Mr. Warner (1,200), Mr. Rice (2,165) and Mr. Sherin (296,689).
4.	Does not include: (1) 15 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value, of the company’s subsidiary, General Electric Capital Corporation, owned by Mr. Warner and over which he has sole voting and investment power, or (2) 7,200 shares of common stock of the company’s subsidiary, Synchrony Financial, owned by Ms. Lazarus and over which she has sole voting and investment power.
5.	Both columns include: (1) 20,670,500 shares that may be acquired under stock options that are or will become exercisable within 60 days, (2) 865,371 shares over which there is shared voting and investment power, and (3) 60,000 shares over which there is sole voting but no investment power. The directors and executive officers as a group do not own more than 1% of the total outstanding shares.
6.	Represents shares beneficially owned by BlackRock, Inc., 55 East 52nd Street, New York, NY 10022. BlackRock has sole voting power with respect to 476,824,604 shares, sole investment power with respect to 569,796,230 shares, and shared voting and investment power with respect to 156,129 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock with the SEC on February 2, 2015.
7.	Represents shares beneficially owned by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power with respect to 17,275,234 shares, sole investment power with respect to 523,666,907 shares, and shared investment power with respect to 16,372,148 shares. The foregoing information is based solely on a Schedule 13G filed by Vanguard with the SEC on February 10, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires GE’s directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding initial ownership and changes in ownership of our common stock.

●	GE practices. As a practical matter, GE assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.
●

Timeliness of 2014 reports. Based solely on a review of the reports filed for fiscal 2014 and on written representations from reporting persons, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that one Form 4 to report a lapse of restrictions on RSUs for Susan Peters was inadvertently filed late due to an administrative error.

GE 2015 Proxy Statement / page 33

ADDITIONAL COMPENSATION INFORMATION  /  OUR COMPENSATION FRAMEWORK

Related Person Transactions

How We Review and Approve Related Person Transactions

We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members participate if the amount involved exceeds $120,000. The purpose of this review is to determine whether such related persons have a material interest in the transaction, including an indirect interest. The company’s legal staff is primarily responsible for making these determinations based on the facts and circumstances, and for developing and implementing processes and controls for obtaining information about related person transactions from directors and executive officers. As SEC rules require, we disclose in this proxy statement all such transactions that are determined to be directly or indirectly material to a related person. In addition, the GPAC reviews and approves or ratifies any such related person transaction. As described in the GPAC’s Key Practices, which are available on GE’s website (see “Helpful Resources” on page 55), in the course of reviewing and approving or ratifying a disclosable related person transaction, the GPAC considers:

●	the nature of the related person’s interest in the transaction;
●	the material terms of the transaction, including the amount involved and the type of transaction;
●	the importance of the transaction to the related person and to the company;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
●	any other matters the committee deems appropriate, including any third-party fairness opinions or other expert reviews obtained by the company in connection with the transaction.

Any GPAC member who is a related person with respect to a transaction under review may not participate in the deliberations about the transaction or vote for its approval or ratification.

Related Person Transactions for 2014

The son of Kathryn A. Cassidy, former senior vice president and GE treasurer, is a manager in GE Capital’s corporate risk group and earned $175,000 in base salary and bonus in 2014. His compensation is commensurate with his peers’ compensation.

The sister-in-law of Jeffrey S. Bornstein, senior vice president and chief financial officer, is an executive in GE Capital’s corporate risk group and earned $518,000 in base salary and bonus in 2014. Her compensation is commensurate with her peers’ compensation.

Additional Compensation Information

Our Compensation Framework

How We Determined Incentive Compensation for 2014

For 2015, we implemented changes to our cash and equity incentive programs, which differ from the approach we used in prior years (see “2015 Executive Pay Changes” on page 15). The description below refers to our historical programs.

ANNUAL CASH BONUSES. We pay cash bonuses to our named executives each February for the prior year.

●

Bonuses are based on company-wide and business/function-specific performance. The MDCC evaluates these executives’ achievement of specific performance goals with strong emphasis on their contributions to overall company performance in addition to their individual business or function. Under this approach, the company financial goals listed above for Mr. Immelt (see “How We Compensated Our CEO” on page 17) are also the key shared financial goals for our other named executives, who have additional performance goals for the businesses or functions they lead.

●	Bonus amounts are determined using MDCC judgment. Bonus amounts are determined based on the MDCC’s assessment of a number of quantitative and qualitative factors.
●

Bonuses are expressed as a percentage change from the prior year. Annual cash bonus amounts are determined with the prior year’s award serving as an initial basis for consideration. After an assessment of a named executive’s ongoing performance and current-year contributions to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the bonus amount, if any, and the resulting percentage change from the prior year.

ANNUAL EQUITY INCENTIVE AWARDS. We typically grant annual equity incentive awards to our named executives in the form of stock options, RSUs or PSUs. Equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. In determining grant amounts, the MDCC follows a similar approach as described above for annual page 34 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  OUR COMPENSATION FRAMEWORK

cash bonuses, except that it places greater emphasis on evaluating named executives based on company, rather than business or functional, performance and is more heavily influenced by expected future contributions to the company’s long-term success, taking into account past performance as a key indicator.

●

Stock options and RSUs. We use grants of stock options and RSUs as a means to effectively focus our named executives on delivering long-term value to our shareowners. Options have value only to the extent that the price of GE stock rises between the grant date and the exercise date, and RSUs reward and retain the named executives by offering them the opportunity to receive GE stock if they are still employed by us on the date the restrictions lapse. In 2014, the MDCC continued its recent practice of providing more potential value in stock options in view of the strong alignment they build with our shareowners.

●

PSUs. Both the MDCC and the CEO believe that a significant portion of his equity awards should be at risk based on key performance measures that align with our shareowners’ interests. For this reason, Mr. Immelt’s equity compensation has historically been delivered in the form of PSUs, which have formulaically determined payouts and convert into shares of GE stock only if the company achieves specified performance goals. See the 2014 Grants of Plan-Based Awards Table on page 38 and the Outstanding Equity Awards Vesting Schedule Table on page 41 for information on Mr. Immelt’s PSUs.

LTPAs. We grant LTPAs to our named executives and other selected leaders only once every three or four years, in contrast to many companies that grant such awards annually. These awards have formulaically determined payouts, based on four equally weighted performance metrics that the MDCC sets at the beginning of each three-year performance period. We have largely used consistent performance metrics (earnings, cash generation and ROTC) over the last five LTPA programs. Any change in metrics from program to program has reflected the alignment of our LTPAs with our strategic focus (as is the case with the Industrial Earnings % metric in our 2013–2015 LTPA program).

In March 2013, we granted contingent LTPAs to approximately 1,000 executives across the company. The awards are payable in cash (or, at the MDCC’s discretion, in stock) based on achievement of the performance metrics shown in the table below, with payment amounts prorated for performance between the established levels.

GE Goal	Performance Metric*	Performance Period	Threshold	Maximum
Attractive earnings profile	Operating EPS	2013-2015	$5.10	$5.52
High cash flows to support balanced capital allocation	Total cash	2013-2015	$55B	$73B
Valuable portfolio	Industrial earnings %**	2015	60%	65%
Leading returns on capital compared to peers	GE ROTC	2015	12%	14%
*	For information on how these metrics are calculated, see “Explanation of Non-GAAP Financial Measures and LTPA Performance Metrics” on page 38.
**

Industrial operating earnings as a percentage of total company operating earnings. Performance levels were set prior to the company’s announcement that it planned to exit its North American Retail Finance business, Synchrony Financial.

●

Target performance levels are challenging. As was the case with our prior LTPA programs, the target performance levels of the 2013–2015 LTPA metrics are challenging but achievable with good performance, whereas the maximum performance levels represent stretch goals. The three most recent LTPA programs paid out, on an overall basis, at 70% (2013), 56% (2009) and 64% (2006) of the maximum payout level.

●	MDCC has authority to adjust LTPA metrics. Under the terms of the LTPA program, the MDCC can adjust these metrics for extraordinary items.
●

How the MDCC calculates payouts. For each named executive, the award will be calculated by adding together his base salary as of February 2016 and the bonus awarded to him in February 2016 for the 2015 performance period, and then multiplying this sum by 0.75 at threshold, 1.50 at target and 2.00 at maximum (multiples for other participants start at significantly lower levels). There will be no payout for performance below the threshold level. A named executive’s LTPA is subject to forfeiture under our compensation recoupment policy or if his employment terminates before December 31, 2015 for any reason other than disability, death or retirement.

●

How the payout structure for the named executives differs from the structure for other executives. To enhance the transparency of the LTPA program and reinforce the impact of participants’ cumulative efforts over each year in the performance period, the 2013–2015 LTPAs are credited to each named executive’s nonqualified deferred compensation account in annual installments but not actually paid out until after the third year. The amount of each installment is calculated, following the end of

GE 2015 Proxy Statement / page 35

ADDITIONAL COMPENSATION INFORMATION  /  OTHER COMPENSATION PRACTICES AND POLICIES

each year in the performance period, by multiplying the named executive’s total cash compensation at the time by 30% of the projected total three-year payout percentage (up to the target payout level for the first year). Following the third year, the named executives will receive any amounts credited, without interest, adjusted to reflect GE’s actual three-year performance, and the company will disclose performance results for each of the four performance metrics. Each executive’s second-year installment is reported as 2014 compensation in the Non-Equity Incentive Plan Comp. column in the 2014 Summary Compensation Table on page 21.

Other Compensation Elements

BASE SALARY. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, and their performance and length of service. Generally, they are eligible for salary increases at intervals of 18 months or longer. Any increases are affected by their current salaries and the amounts paid to their peers within and outside the company.

DEFERRED COMPENSATION. The company has offered both a deferred bonus program and, from time to time, a deferred salary program. The deferral programs are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The deferred salary program is viewed as a strong retention tool because executives generally must remain with the company for at least five years from the time of deferral to receive any interest on deferred balances. In addition, because the deferral programs are unfunded and deferred payments are satisfied from the company’s general assets, they provide a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. See “Nonqualified Deferred Compensation” on page 44 for additional information.

PENSION PLANS. The company provides retirement benefits to the named executives under the same GE Pension Plan and GE Supplementary Pension Plan in which other eligible executives and employees participate. The GE Pension Plan is a broad-based, tax-qualified plan. The GE Supplementary Pension Plan, which increases retirement benefits above amounts available under the GE Pension Plan, is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. Because participants generally forfeit any benefits under this plan if they leave the company before age 60, we believe it is a strong retention tool that significantly reduces departures of high-performing executives and greatly enhances the caliber of the company’s executive workforce. In addition, because the Supplementary Pension Plan is unfunded and benefit payments are satisfied from the company’s general assets, it provides a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. See “Pension Benefits” on page 42 for additional information.

OTHER BENEFITS. We provide our named executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. For details, see the All Other Comp. column in the 2014 Summary Compensation Table on page 21.

Other Compensation Practices and Policies

Roles and Responsibilities
●

MDCC. The MDCC has the primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the compensation program for the CEO and the other named executives.

●

Management. Our CEO and our senior vice president, human resources, assist the MDCC in administering our executive compensation program. The senior vice president, human resources, also advises the MDCC on matters such as past compensation, total annual compensation, potential accrued benefits, GE compensation practices and guidelines, company performance, industry compensation practices and competitive market information.

How We Establish Performance Goals and Evaluate Performance
●

Establishing performance goals. At the beginning of each year, Mr. Immelt develops the objectives that he believes should be achieved for the company to be successful, which he then reviews with the MDCC for the corollary purpose of establishing how his and the other named executives’ performance will be assessed. These objectives are derived largely from the company’s annual financial and strategic planning sessions, during which in-depth reviews of the company’s growth opportunities are analyzed and goals are established for the upcoming year. The objectives include both quantitative financial measurements and qualitative strategic, risk and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on the factors that our CEO and the Board believe create long-term shareowner value.

●

Evaluating performance. Mr. Immelt reviews and discusses preliminary considerations as to his own compensation with the MDCC. He also leads the assessment of each named executive’s individual performance against his objectives, the company’s overall performance and the performance of his business or function and makes an initial compensation recommendation to the page 36 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  OTHER COMPENSATION PRACTICES AND POLICIES

MDCC for each named executive. In developing these considerations, he solicits the input of, and receives advice and data from, our senior vice president, human resources. Mr. Immelt does not participate in the final determination of his own compensation, and the named executives do not play a role in their compensation determinations, other than discussing with the CEO their individual performance against their predetermined objectives.

We Limit the Use of Compensation Consultants and Peer Group Comparisons

●

Use of compensation consultants. From time to time, the MDCC and the company’s human resources function have sought the views of Frederic W. Cook & Co., Inc. (Frederic Cook) about market intelligence on compensation trends along with particular compensation programs designed by our human resources function. For 2014, the MDCC chair and the company’s human resources function consulted with Frederic Cook on market practices relating to equity compensation for our named executives. These services were obtained under hourly fee arrangements rather than through a standing engagement.

●

Compensation consultant independence policy. Any compensation consultant that advises the MDCC on executive compensation will not at the same time advise the company on any other human resources matter, and the MDCC has determined that Frederic Cook’s work with the MDCC and the company’s human resources function does not raise any conflict of interest.

●

Peer group comparisons. The MDCC considers executive compensation at the other Dow 30 companies as just one among several factors in setting pay. It does not target a percentile within this group and instead uses the comparative data merely as a reference point in exercising its judgment about compensation types and amounts.

Clawbacks and Other Remedies for Potential Misconduct

●

Clawbacks. The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer’s compensation. If the Board determines that the officer engaged in fraudulent misconduct, it will seek such reimbursement. For more information, see the Board’s Governance Principles (see “Helpful Resources” on page 55).

●

Other remedies. In cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Share Ownership and Equity Grant Policies

●

Share ownership requirements. We require our named executives to own significant amounts of GE stock. The required amounts are set at multiples of base salary (10x for CEO, 6x for vice chairmen and 5x for senior vice presidents). For details on these requirements, see the MDCC’s Key Practices (see “Helpful Resources” on page 55). All named executives are in compliance with our stock ownership requirements. The named executives’ ownership is shown in the Common Stock and Total Stock-Based Holdings Table on page 33.

●	Holding period requirements. Our executive officers must also hold for at least one year any net shares of GE stock they receive through stock option exercises.
●

No hedging. We do not believe our executive officers or directors should speculate or hedge their interests in our stock. We therefore prohibit them from making short sales of GE stock or from purchasing or selling options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GE stock.

●	No pledging. We prohibit executive officers and directors from pledging GE stock.
●

No option backdating or spring-loading. The exercise price of each stock option is the closing price of GE stock on the grant date (the date of the MDCC meeting at which equity awards are determined). Board and committee meetings are generally scheduled at least a year in advance and without regard to major company announcements.

●

No option repricing. We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price or cancelling outstanding options and replacing them with new options.

●

No unearned dividend equivalents. PSUs and RSUs granted to executive officers after 2006 and 2013, respectively, do not pay dividend equivalents on shares that are not yet owned. Instead, dividend equivalents are accrued during the vesting or performance period and paid out only on shares actually received. For more information, see the MDCC’s Key Practices (see “Helpful Resources” on page 55).

Policies on Post-Termination Payments

●

No employment or severance agreements. Our named executives serve at the will of the Board and do not have individual employment, severance or change-of-control agreements. This preserves the MDCC’s flexibility to set the terms of any

GE 2015 Proxy Statement / page 37

ADDITIONAL COMPENSATION INFORMATION  /  GRANTS OF PLAN-BASED AWARDS

employment termination based on the particular facts and circumstances. We provide only limited guaranteed post-termination benefits such as pension, death and disability benefits, as described under “Potential Payments upon Termination at Fiscal Year-End” on page 45.

●

Shareowner approval of severance benefits. If the Board were to agree to pay individual severance benefits to a named executive, we would seek shareowner approval if the executive’s employment had been terminated before retirement for performance reasons and the value of the proposed severance benefits exceeded 2.99 times the sum of his base salary and bonus. See the Board’s Governance Principles (see “Helpful Resources” on page 55) for the full policy.

●

Shareowner approval of death benefits. The Board will seek shareowner approval of any individual commitment to make payments, grants or awards of unearned amounts upon the death of a named executive. See the Board’s Governance Principles (see “Helpful Resources” on page 55) for the full policy.

Explanation of Non-GAAP Financial Measures and LTPA Performance Metrics

Information on how GE calculates free cash flow, GE Capital ENI, GECC Tier 1 Common Ratio, Industrial ROTC and industrial segment organic revenue growth, as presented on pages iii, iv, 18 and 20, is disclosed in the proxy supplemental materials on GE’s proxy website (see “Helpful Resources” on page 55) and in the “Supplemental Information” section of GE’s annual report on Form 10-K for 2014. Information on how GE calculates the performance metrics for the 2013–2015 LTPA program also is disclosed in the proxy supplemental materials on GE’s proxy website.

Reconciliation of Realized Compensation Table to Summary Compensation Table

The amounts reported in the 2014 Realized Compensation Table on page 21 reflect income for the years shown as reported on the named executives’ W-2 Forms. These amounts differ substantially from the amounts reported as total compensation in the 2014 Summary Compensation Table on page 21 required under SEC rules and are not a substitute for the amounts reported in that table. Information on how realized compensation is calculated is disclosed in the proxy supplemental materials on GE’s proxy website (see “Helpful Resources” on page 55).

Management Development & Compensation Committee Report

The MDCC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for 2014 and the company’s 2015 proxy statement. This report is provided by the following independent directors, who comprise the committee:

John J. Brennan (Chairman)	Robert W. Lane
James I. Cash, Jr.	Andrea Jung
Marijn E. Dekkers	Douglas A. Warner III

Grants of Plan-Based Awards

The following table provides information about awards granted to the named executives in 2014. All of the awards shown were granted under the 2007 Long-Term Incentive Plan, which shareowners approved in 2007 and 2012.

2014 Grants of Plan-Based Awards Table

Name of Executive	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units[2]	All Other Option Awards: Number of Securities Underlying Options[3]	Exercise Price of Option Awards[4]	Grant Date Fair Value of Stock & Option Awards[5]
		Threshold	Target	Maximum
Immelt	11/6/14	37,500	200,000	250,000				$3,676,157
	11/6/14					500,000	$26.36	$2,565,000
Bornstein	7/24/14				100,000			$2,585,000
	9/5/14					550,000	$26.10	$2,893,000
Rice	9/5/14					650,000	$26.10	$3,419,000
Sherin	9/5/14					650,000	$26.10	$3,419,000
Denniston	9/5/14					550,000	$26.10	$2,893,000

page 38 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  OUTSTANDING EQUITY AWARDS

1.	Mr. Immelt was granted 200,000 PSUs in 2014 that could convert into shares of GE stock at the end of the three-year performance period based on two equally weighted operating goals (Total Cash and Operating Margin). Each operating goal has specified threshold and target performance levels such that performance below threshold results in no PSUs being earned, performance at threshold results in 50% of the PSUs being earned, and performance at or above target results in 100% of the PSUs being earned (with proportional adjustment for performance between threshold and target). In addition, the PSUs have a relative TSR modifier such that the number of PSUs that convert into shares based on achievement of the two operating goals described above may be adjusted upward or downward by 25%, depending on the company’s TSR performance versus the S&P 500 over the performance period. Accordingly, Mr. Immelt may receive between 0% and 125% of the 200,000 PSUs granted. Dividend equivalents are paid out only on shares actually received.
The number of PSUs shown in the threshold, target and maximum columns are calculated as follows: (1) threshold assumes that GE achieves the threshold performance level for only one operating goal and there is a negative 25% adjustment for relative TSR performance, (2) target assumes that GE achieves the target performance level for both operating goals and there is no adjustment for relative TSR performance, and (3) maximum assumes that GE achieves the target performance level for both operating goals and there is a positive 25% adjustment for relative TSR performance. See the Outstanding CEO Performance-Based Equity Awards Table on page 42 for additional information.
2.	This column shows the number of RSUs granted in 2014 to Mr. Bornstein, which will vest in five equal annual installments, with the first installment (20%) vesting one year from the grant date. Dividend equivalents are paid out only on shares actually received.
3.	This column shows the number of stock options granted. Options vest in five equal annual installments, with the first installment (20%) becoming exercisable one year from the grant date. See the Outstanding Equity Awards Vesting Schedule Table on page 41 and “Potential Payments upon Termination at Fiscal Year-End” on page 45 for information on accelerated vesting for retirement-eligible awards.
4.	Stock option exercise prices reflect the closing price of GE stock on the grant date.
5.	This column shows the aggregate grant date fair value of PSUs, RSUs and stock options granted to the named executives in 2014. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule.
For stock options, fair value is calculated using the Black-Scholes value of each option on the grant date (resulting in a $5.26 per unit value for September 5, 2014 grants and a $5.13 per unit value for the November 6, 2014 grant).
For RSUs, fair value is calculated based on the closing price of the company’s stock on the grant date, reduced by the present value of dividends expected to be paid on GE common stock before the RSUs vest (resulting in a $25.85 per unit value) because dividend equivalents on unvested RSUs (granted after 2013) are accrued and paid out only if and when the award vests.
For PSUs, the actual value of units received will depend on the company’s performance, as described in note 1 to this table. Fair value is calculated by multiplying the per unit value of the award ($23.28 per unit) by the number of units corresponding to the most probable outcome of the performance conditions as of the grant date. The per unit value is based on the closing price of the company’s stock on the grant date, adjusted to reflect the relative TSR modifier by using a Monte Carlo simulation that includes multiple inputs such as stock price, performance period, volatility and dividend yield.

Outstanding Equity Awards

The following table provides information on the named executives’ holdings of stock and option grants as of year-end. It includes unexercised stock options (vested and unvested) and RSUs and PSUs for which vesting conditions were not yet satisfied as of December 31, 2014. The vesting schedule for each outstanding award is shown following this table. For additional information about these awards, see the description of options, RSUs and PSUs under “How We Determined Incentive Compensation for 2014” on page 34.

2014 Outstanding Equity Awards at Fiscal Year-End Table

	OPTION AWARDS						STOCK AWARDS
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (Unearned)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested¹	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested¹
Immelt	3/4/10			2,000,000²	$16.11	3/4/20	7/3/89	60,000	$1,516,200
	11/6/14		500,000		$26.36	11/6/24	12/20/91	72,000	$1,819,440
							6/23/95	75,000	$1,895,250
							6/26/98	112,500	$2,842,875
							11/24/00	150,000	$3,790,500
							12/31/09			150,000	$3,790,500²
							6/10/11			250,000	$6,317,500
							9/13/13			400,000	$10,108,000
							11/6/14			200,000	$5,054,000
Total			500,000	2,000,000				469,500	$11,864,265	1,000,000	$25,270,000

GE 2015 Proxy Statement / page 39

ADDITIONAL COMPENSATION INFORMATION  /  OUTSTANDING EQUITY AWARDS

	OPTION AWARDS						STOCK AWARDS
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (Unearned)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested¹	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested¹
Bornstein	9/16/05	84,000			$34.47	9/16/15	7/28/05	7,500	$189,525
	9/8/06	82,500			$34.01	9/8/16	7/27/06	6,250	$157,938
	9/7/07	112,500			$38.75	9/7/17	9/3/10	10,000	$252,700
	9/9/08	137,500			$28.12	9/9/18	7/27/12	200,000	$5,054,000
	3/12/09	220,000			$9.57	3/12/19	7/24/14	100,000	$2,527,000
	7/23/09	440,000			$11.95	7/23/19
	6/10/10	520,000	130,000		$15.68	6/10/20
	6/9/11	420,000	280,000		$18.58	6/9/21
	9/7/12	290,000	435,000		$21.59	9/7/22
	9/13/13	110,000	440,000		$23.78	9/13/23
	9/5/14		550,000		$26.10	9/5/24
Total		2,416,500	1,835,000					323,750	$8,181,163
Rice	9/16/05	300,000			$34.47	9/16/15	6/23/95	45,000	$1,137,150
	9/8/06	250,000			$34.01	9/8/16	6/26/98	60,000	$1,516,200
	9/7/07	275,000			$38.75	9/7/17	7/29/99	30,000	$758,100
	9/9/08	300,000			$28.12	9/9/18	7/27/00	30,000	$758,100
	3/12/09	1,000,000			$9.57	3/12/19	9/10/01	25,000	$631,750
	7/23/09	800,000			$11.95	7/23/19	9/12/03	31,250	$789,688
	6/10/10	800,000	200,000		$15.68	6/10/20	7/1/05	100,000	$2,527,000
	6/9/11	510,000	340,000		$18.58	6/9/21
	9/13/13	130,000	520,000		$23.78	9/13/23
	9/5/14		650,000		$26.10	9/5/24
Total		4,365,000	1,710,000					321,250	$8,117,988
Sherin	9/16/05	300,000			$34.47	9/16/15	12/20/96	30,000	$758,100
	9/8/06	250,000			$34.01	9/8/16	6/26/98	45,000	$1,137,150
	9/7/07	275,000			$38.75	9/7/17	7/29/99	30,000	$758,100
	9/9/08	300,000			$28.12	9/9/18	6/2/00	30,000	$758,100
	3/12/09	1,000,000			$9.57	3/12/19	9/10/01	25,000	$631,750
	7/23/09	800,000			$11.95	7/23/19	9/12/03	31,250	$789,688
	6/10/10	800,000	200,000		$15.68	6/10/20
	6/9/11	510,000	340,000		$18.58	6/9/21
	9/13/13	130,000	520,000		$23.78	9/13/23
	9/5/14		650,000		$26.10	9/5/24
Total		4,365,000	1,710,000					191,250	$4,832,888
Denniston	9/16/05	105,000			$34.47	9/16/15
	9/8/06	125,000			$34.01	9/8/16
	9/7/07	150,000			$38.75	9/7/17
	9/9/08	175,000			$28.12	9/9/18
	3/12/09	700,000			$9.57	3/12/19
	7/23/09	700,000			$11.95	7/23/19
	6/10/10	750,000			$15.68	6/10/20
	6/9/11	800,000			$18.58	6/9/21
	9/7/12	800,000			$21.59	9/7/22
	9/13/13	550,000			$23.78	9/13/23
	9/5/14		550,000		$26.10	9/5/24
Total		4,855,000	550,000

1.	The market value of the stock awards (RSUs) and the equity incentive plan awards (PSUs) represents the product of the closing price of GE stock as of December 31, 2014, which was $25.27, and the number of shares underlying each such award and, with respect to the PSUs, assumes satisfaction of the applicable performance conditions.
2.	Additional information on the actual value realized by Mr. Immelt on these awards ($0) is provided under “How We Compensated Our CEO” on page 17.

page 40 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards Vesting Schedule Table

Name of Executive	Grant Date	Option Awards Vesting Schedule¹	Grant Date	Stock Awards Vesting Schedule²
Immelt	3/4/10	100% vests in 2015, subject to achievement of performance	7/3/89	100% vests on 2/19/21
conditions
	11/6/14	20% vests in 2015 and 80% vests in 2016	12/20/91	100% vests on 2/19/21
			6/23/95	100% vests on 2/19/21
			6/26/98	100% vests on 2/19/21
			11/24/00	100% vests on 2/19/21
			12/31/09	100% vests in 2015, subject to achievement of
performance conditions
			6/10/11	100% vests in 2016, subject to achievement of
performance conditions
			9/13/13	100% vests in 2017, subject to achievement of
performance conditions
			11/6/14	100% vests in 2017, subject to achievement of
performance conditions
Bornstein	6/10/10	100% vests in 2015	7/28/05	100% vests on 7/28/15
	6/9/11	50% vests in 2015 and 2016	7/27/06	100% vests on 7/27/16
	9/7/12	33% vests in 2015, 2016 and 2017	9/3/10	100% vests on 9/3/15
	9/13/13	25% vests in 2015, 2016, 2017 and 2018	7/27/12	100% vests on 7/27/17
	9/5/14	20% vests in 2015, 2016, 2017, 2018 and 2019	7/24/14	20% vests in 2015, 2016, 2017, 2018 and 2019
Rice	6/10/10	100% vests in 2015	6/23/95	100% vests on 11/15/21
	6/9/11	50% vests in 2015 and 2016	6/26/98	100% vests on 11/15/21
	9/13/13	25% vests in 2015 and 75% vests in 2016	7/29/99	100% vests on 11/15/21
	9/5/14	20% vests in 2015 and 80% vests in 2016	7/27/00	100% vests on 11/15/21
			9/10/01	100% vests on 11/15/21
			9/12/03	100% vests on 11/15/21
			7/1/05	50% vests on 7/1/15 and on 11/15/16
Sherin	6/10/10	100% vests in 2015	12/20/96	100% vests on 11/15/23
	6/9/11	50% vests in 2015 and 2016	6/26/98	100% vests on 11/15/23
	9/13/13	25% vests in 2015, 2016, 2017 and 2018	7/29/99	100% vests on 11/15/23
	9/5/14	20% vests in 2015, 2016 and 2017 and 40% vests in 2018	6/2/00	100% vests on 11/15/23
			9/10/01	100% vests on 11/15/23
			9/12/03	100% vests on 11/15/23
Denniston	9/5/14	100% vests in 2015

1.

This column shows the vesting schedule for unexercisable or unearned options reported in the Number of Securities Underlying Unexercised Options (Unexercisable) and Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unearned) columns of the 2014 Outstanding Equity Awards at Fiscal Year-End Table on page 39. Stock options vest on the anniversary of the grant date in the years shown in the table, except for certain options that vest subject to the achievement of performance conditions (as noted in the table), which vest on the date the MDCC certifies the achievement of these conditions (see the Outstanding CEO Performance-Based Equity Awards Table on page 42 for more information on these awards). The table above shows an accelerated stock option vesting schedule for Messrs. Immelt, Rice, Sherin and Denniston due to the awards qualifying for retirement-eligible vesting between 2014 and 2018. See “Potential Payments upon Termination at Fiscal Year-End” on page 45 for the requirements for an award to qualify for “retirement-eligible accelerated vesting.”

2.	This column shows the vesting schedule for unvested or unearned stock awards reported in the Number of Shares or Units of Stock That Have Not Vested and Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested columns of the 2014 Outstanding Equity Awards at Fiscal Year-End Table on page 39. Stock awards vest on the anniversary of the grant date in the years shown in the table, except for certain awards that vest on the date of the named executive’s 65th birthday or upon retirement at or after age 60 (as noted in the table) and certain awards that vest subject to the achievement of performance conditions (as noted in the table), which vest on the date the MDCC certifies the achievement of these conditions (see the Outstanding CEO Performance-Based Equity Awards Table on page 42 for more information on these awards).

GE 2015 Proxy Statement / page 41

ADDITIONAL COMPENSATION INFORMATION  /  OPTION EXERCISES AND STOCK VESTED

Outstanding CEO Performance-Based Equity Awards Table
(as of December 31, 2014)

Grant Date	Type	Amount (#)		Performance Goals	Performance Period
12/31/09	PSUs	150,000	[1]	50% … meet or exceed S&P 500 TSR	2010–2014
				50% … achieve at least $70 billion in cumulative Industrial CFOA
3/4/10	Options	2,000,000	[1]	50% … meet or exceed S&P 500 TSR	2011–2014
				50% … achieve at least $55 billion in cumulative Industrial CFOA
6/10/11	PSUs	250,000		50% … meet or exceed S&P 500 TSR	2011–2015
				50% … achieve at least $71 billion in cumulative Industrial CFOA
9/13/13	PSUs	400,000		33.3% … meet or exceed S&P 500 TSR	2013–2016
				33.3% … achieve at least $75 billion in Total Cash[2]
				33.3% … achieve at least 16.5% Operating Margin in 2016[3]
11/6/14	PSUs	200,000		50% … achieve at least $50 billion (threshold) or $55 billion (target) in Total Cash[2]	2014–2016
				50% … achieve at least 16.5% (threshold) or 17% (target) Operating Margin in 2016[3]
				+/- 25% adjustment … TSR performance versus S&P 500[4]
1.	Additional information on the actual value realized by Mr. Immelt on these awards ($0) is provided under “How We Compensated Our CEO” on page 17.
2.	Total Cash includes GE CFOA (including from the Industrial continuing operations of the company and dividends from GE Capital) and net proceeds from dispositions.
3.	Operating Margin refers to Industrial profit margin percentage.
4.	Total number of PSUs earned will be adjusted as follows: GE TSR performance at or above 75th percentile — positive 25% adjustment; performance below 40th percentile — negative 25% adjustment; and performance at 50th percentile — no adjustment (with proportional adjustment for performance between 40th–50th percentiles and between 50th–75th percentiles).

Option Exercises and Stock Vested

The following table provides information on the number of shares acquired by the named executives upon the vesting of RSUs and the value realized at that time before payment of any applicable withholding taxes and brokerage commission. None of the named executives exercised options during 2014. Mr. Immelt has not sold any of the shares he acquired or received upon exercising stock options or the vesting of RSUs or PSUs, net of those required to pay option exercise prices and taxes on such awards, since he became CEO.

2014 Option Exercises and Stock Vested Table

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt	0	$0
Bornstein	16,250	$419,006
Rice	0	$0
Sherin	0	$0
Denniston	0	$0

Pension Benefits

This section describes the named executives’ pension benefits.

GE Pension Plan

●

Eligibility and vesting. The GE Pension Plan is a funded, tax-qualified retirement program that covers eligible employees. Salaried employees who commence service on or after January 1, 2011 and any employee who commences service on or after January 1, 2012 will not be eligible to participate in the GE Pension Plan (or GE Excess Benefits Plan), but will participate in a defined contribution retirement program. Employees vest in the plan after five years of qualifying service. The plan also requires employee contributions, which are vested immediately.

page 42 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  PENSION BENEFITS

●

Benefit formula. For the named executives, the plan provides benefits based primarily on a formula that takes into account their earnings for each fiscal year. Since 1989, this formula has provided an annual benefit accrual equal to 1.45% of a named executive’s earnings for the year up to covered compensation and 1.9% of his earnings for the year in excess of covered compensation. “Covered compensation” was $45,000 for 2014 and has varied over the years based in part on changes in the Social Security taxable wage base. For purposes of the formula, annual earnings include base salary and up to one-half of bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($260,000 for 2014). As a result, the maximum incremental annual benefit a named executive could have earned for service in 2014 was $4,737.50 ($394.79 per month). Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions, but we made no such adjustment in 2014.

●

Time and form of payment. The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65; however, employees who commenced service prior to 2005, including the named executives, may retire at age 60 without any reduction in benefits. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options.

●

Tax code limitations on benefits. Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2014, the maximum single life annuity a named executive could have received under these limits was $210,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

GE Supplementary Pension Plan

●

Eligibility. The GE Supplementary Pension Plan is an unfunded and non-tax-qualified retirement program that is offered to approximately 3,500 eligible employees in the executive band and above, including the named executives, to provide retirement benefits above amounts available under our other pension programs.

●

Benefit formula. A named executive’s annual supplementary pension, when combined with certain amounts payable under the company’s other pension programs and Social Security, will equal 1.75% of his “earnings credited for retirement benefits” multiplied by the number of his years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the named executive’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement.

●

Time and form of payment. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave the company before age 60. The normal retirement age under this plan is 65; however, employees who commenced service prior to 2005, including the named executives, may retire at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities for the named executives. Benefits under this plan would be available to the named executives only as monthly payments and could not be received in a lump sum.

GE Excess Benefits Plan

●

Eligibility. The GE Excess Benefits Plan is an unfunded and non-tax-qualified retirement program that is offered to employees whose benefits under the GE Pension Plan are limited by Section 415 of the Internal Revenue Code. There were no accruals for named executives under this plan in 2014, and the company expects only insignificant accruals, if any, under this plan in future years.

●

Benefit formula. Benefits payable under this plan are equal to the amount that would be payable under the terms of the GE Pension Plan disregarding the limitations imposed by Section 415 of the Internal Revenue Code minus the amount actually payable under the GE Pension Plan taking those limitations into account.

●	Time and form of payment. Benefits for the named executives are generally payable at the same time and in the same manner as their GE Pension Plan benefits.

The 2014 Pension Benefits Table on page 44 shows the present value of the accumulated benefit at December 31, 2014 for the named executives under each plan, as calculated based upon the assumptions described in note 1. Although SEC rules require us to show the present value of accumulated benefits, the named executives are not entitled to receive these amounts in a lump sum. None of the named executives received a payment under these plans in 2014.

GE 2015 Proxy Statement / page 43

ADDITIONAL COMPENSATION INFORMATION  /  NONQUALIFIED DEFERRED COMPENSATION

2014 Pension Benefits Table

		Present Value of Accumulated Benefit¹
Name of Executive	Number of Years Credited Service	GE Pension Plan	GE Supplementary Pension Plan	GE Excess Benefits Plan
Immelt	32.532	$1,817,322	$70,335,731	$1,784
Bornstein	25.476	$908,935	$14,606,896	$0
Rice	36.390	$1,898,486	$53,829,079	$0
Sherin	33.425	$1,686,044	$44,600,297	$0
Denniston	18.333	$1,055,084	$18,198,408	$0

1.	The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2014. It includes the value of contributions made by the named executives throughout their careers. For purposes of calculating the present value, we assume that the named executives (other than Mr. Denniston who is 67) will remain in service until age 60, the age at which they may retire without any reduction in benefits. We also assume that benefits are payable under the available forms of annuity consistent with the assumptions described in the note on Postretirement Benefit Plans in GE’s financial statements in our annual report on Form 10-K for the year ended December 31, 2014, including the statutory discount rate assumption of 4.02%. The postretirement mortality assumption used for present value calculations is the RP-2014 mortality table, adjusted for GE’s experience, with generational improvements projected using the MP-2014 scale modified to converge to a long-term improvement rate of 0.75% from 2015 to 2022.

Nonqualified Deferred Compensation

This section describes the nonqualified deferred compensation of the named executives in 2014.

Bonus Deferrals

●

Eligibility and deferral options. Employees in our executive band and above, including the named executives, can elect to defer all or a portion of their bonus payments into the deferral options shown below. Participants may change their election among these options four times per year.

Deferral Option	Type of Earnings	Account Balance for Earnings Calculation	Earnings Amount**	When Earnings Credited
GE Stock Units (based on GE stock value)*	Dividend-equivalent income	Units in account on NYSE ex-dividend date	Quarterly dividend declared by the Board	Quarterly
S&P 500 Index Units (based on S&P 500)*	Dividend-equivalent income	Units in account on NYSE ex-dividend date	Quarterly dividend declared by Standard & Poor’s for S&P 500 index for preceding calendar quarter	Quarterly
Deferred Cash Units (cash units)	Interest income	Daily outstanding account balance	Prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 years and 20 years	Monthly
*

Number of units to be deferred is calculated based on the average price of GE stock or the S&P 500 Index for the 20 trading days preceding the date the Board approves the company’s total bonus allotment.

**	None of the bonus deferral options provide for “above-market interest” as defined by the SEC.

●	Time and form of payment. Participants can elect to receive their deferred compensation balance upon termination of employment either in a lump sum or in annual installments over 10 to 20 years.

page 44 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  POTENTIAL PAYMENTS UPON TERMINATION AT FISCAL YEAR-END

Salary Deferrals

●

Eligibility. We periodically offer approximately 3,500 eligible employees in our executive band and above the opportunity to defer their salary payments under deferred salary programs (the last such plan was offered in 2010 for 2011 salary). Individuals who are named executives at the time a deferred salary program is initiated are not eligible to participate.

●

Interest income. These programs provide accrued interest on deferred amounts (including an above-market interest rate as defined by the SEC) ranging from 6% to 14% compounded annually. A participant who terminates employment before the end of the five-year vesting period will receive a payout of the deferred amount but will forfeit the interest accrued (with exceptions for events such as retirement, death and disability).

●

Time and form of payment. Our deferred salary programs have required participants to elect, before the salary was deferred, to receive deferred amounts either in a lump sum or in 10 to 20 annual installments.

The company makes all decisions regarding the measures for calculating interest or other earnings on deferred bonuses and salary. The named executives cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from the company. For 2014, the company did not make any matching contributions into these plans. In addition, no withdrawals or distributions were made in 2014.

2014 Nonqualified Deferred Compensation Table

	Executive Contributions in Last Fiscal Year¹	Aggregate Earnings in Last Fiscal Year²			Aggregate Balance at Last Fiscal Year-End³
Name of Executive		Deferred Bonus Program	Deferred Salary Program	Deferred LTPA[4]	Deferred Bonus Program	Deferred Salary Program	Deferred LTPA[4]
Immelt	$0	($145,151)	$544,897	$2,380,000	$2,695,451	$5,036,106	$2,380,000
Bornstein	$0	($9,599)	$137,663	$994,000	$133,165	$1,410,602	$994,000
Rice	$0	$1,618,029	$593,084	$1,834,000	$18,077,242	$6,097,561	$1,834,000
Sherin	$0	($19,353)	$360,125	$1,702,400	$616,645	$3,746,896	$1,702,400
Denniston	$0	($15,329)	$50,253	$1,302,000	$387,597	$709,864	$1,302,000
1.	Amounts represent compensation deferred during 2014. They do not include any amounts reported as part of 2014 compensation in the 2014 Summary Compensation Table on page 21, which were credited to the named executive’s deferred account, if any, in 2015, and are described in the notes to that table.
2.	Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments may be positive or negative, depending on the named executive’s investment choice, and are calculated based on: (1) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2014; minus (2) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2013; minus (3) any named executive contributions during the year. The earnings on the executive deferred salary programs are calculated based on the total amount of interest earned. See the 2014 Summary Compensation Table on page 21 for the above-market portion of those interest earnings in 2014.
3.	The fiscal year-end balances reported in this table include the following amounts that were previously reported in the 2014 Summary Compensation Table as 2012 and 2013 compensation:

Name of Executive	Deferred Bonus Program	Deferred Salary Program	Deferred LTPA
Immelt	$0	$292,674	$2,380,000
Bornstein	$0	$42,421	$994,000
Rice	$0	$327,644	$1,834,000
Sherin	$0	$209,116	$1,702,400
Denniston	$0	$30,824	$1,302,000
4.	Amounts represent compensation earned, but not yet paid out, under the 2013-2015 LTPA program. See “LTPAs” on page 35 for additional information.

Potential Payments Upon Termination at Fiscal Year-End

As discussed under “Policies on Post-Termination Payments” on page 37, our named executives do not have individual employment, severance or change-of-control agreements with the company. This section describes and quantifies certain compensation that would have become payable under existing plans and arrangements if a named executive’s employment had terminated on December 31, 2014, given his compensation and service levels as of that date (and based, where applicable, on GE’s closing stock price on that date). The amounts shown are in addition to benefits generally available to salaried employees who joined the company before 2005, such as distributions under the RSP, subsidized retiree medical benefits and disability benefits. Due to the number of factors that affect the nature and amount of benefits potentially payable upon the events discussed below, any amounts actually paid or distributed may be different from those shown in the table. Factors that could affect these amounts include the time during the year when the event occurs, the price of GE stock and the executive’s age.

GE 2015 Proxy Statement / page 45

ADDITIONAL COMPENSATION INFORMATION  /  POTENTIAL PAYMENTS UPON TERMINATION AT FISCAL YEAR-END

Equity Awards

The following table shows the intrinsic value (that is, the value based upon the company’s stock price, and, in the case of stock options, minus the exercise price) of equity awards, assuming the achievement of performance objectives, as applicable, that would become exercisable or vested if the named executive had died, become disabled or retired as of December 31, 2014.

Potential Equity Benefits Upon Termination at Fiscal Year-End Table

	Upon Death		Upon Disability		Upon Retirement
Name of Executive	Stock Options¹	RSUs/PSUs²	Stock Options¹	RSUs/PSUs²	Stock Options³	RSUs/PSUs³
Immelt	$18,320,000	$11,864,265	$18,320,000	$1,560,000	N/A	N/A
Bornstein	$5,376,300	$8,181,163	$5,376,300	$0	N/A	N/A
Rice	$4,967,400	$8,117,988	$4,967,400	$0	N/A	N/A
Sherin	$4,967,400	$4,832,888	$4,967,400	$0	N/A	N/A
Denniston	$0	$0	$0	$0	$0	$0
1.	Upon death or disability, unexercisable stock options would vest and remain exercisable until their expiration date. In the case of disability, this applies only to options that have been held for at least one year. Mr. Immelt’s performance-based options granted in 2010 would have become exercisable, subject to achievement of the performance objectives. For these purposes, “disability” generally means disability resulting in the named executive being unable to perform his job.
2.	Upon death or disability, remaining restrictions on RSUs would lapse immediately in some cases, depending on the terms of the particular award. Mr. Immelt’s PSUs would be earned, subject to the achievement of the performance objectives.
3.	Unvested options or RSUs held for at least one year would become fully vested and, with respect to options, remain exercisable until their expiration date, upon the named executives either becoming retirement-eligible (reaching the applicable retirement age) or retiring at age 60 or thereafter, depending on the terms of the particular award, and provided the award holder has at least five years of service with the company. Mr. Immelt’s performance-based options granted in 2010 would have become exercisable, subject to achievement of the performance objectives. Each of the named executives other than Mr. Denniston was below the applicable retirement age as of December 31, 2014.

Deferred Compensation

The named executives are entitled to receive the amount in their deferred compensation accounts if their employment terminates. Between the termination event and the date that distributions are made, these accounts would continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable. Therefore, amounts received by the named executives will differ from those shown in the 2014 Nonqualified Deferred Compensation Table on page 45. See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits

“Pension Benefits” on page 42 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of each named executive’s accumulated pension benefit, assuming payment begins at age 60 or, for Mr. Denniston, age 67. The Potential Pension Benefits Upon Termination at Fiscal Year-End Table on page 47 shows the pension benefits that would have become payable if the named executives had died, become disabled or voluntarily terminated as of December 31, 2014.

●

In the event of death before retirement, the named executive’s surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either in the form of an annuity (as if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death) or as an immediate lump-sum payment based on five years of pension distributions. The surviving spouse may also receive a lump-sum payment under the GE Supplementary Pension Plan based on whichever of the following has a higher value: (1) the 50% survivor annuity that the spouse would have received under that plan if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the named executive and surviving spouse. The survivors of each of the named executives who are at least age 50 as of December 31, 2014 would have been entitled to receive any annuity distributions promptly following death. Any annuity payable to the surviving spouse of Mr. Bornstein would be payable when he would have turned 60.

●	In the event a disability occurs before retirement, the named executive may receive an annuity payment of accrued pension benefits, payable immediately.

page 46 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  DIRECTOR COMPENSATION

Potential Pension Benefits Upon Termination at Fiscal Year-End Table

Name of Executive	Lump Sum upon Death¹	Annual Annuity upon Death²	Annual Annuity upon Disability³	Annual Annuity Payable at Age 60 after Voluntary Termination[4]
Immelt	$38,369,908	$62,437	$4,511,700	$112,262
Bornstein	$10,048,927	$42,158	$1,404,879	$80,962
Rice	$36,602,637	$63,289	$3,552,399	$120,520
Sherin	$31,712,606	$61,115	$3,211,695	$115,491
Denniston[5]	$9,158,977	$41,366	N/A	N/A
1.	Amounts represent the lump sum payable to the surviving spouse in the case of each named executive’s death.
2.	Amounts represent the annuity payable for the life of the surviving spouse in the case of the named executive’s death.
3.	Amounts represent the 50% joint and survivor annuity payable to the named executive in the case of his disability.
4.	Amounts represent the 50% joint and survivor annuity payable to the named executive after age 60 upon voluntary termination; this does not include any payments under the GE Supplementary Pension Plan because they are forfeited upon voluntary termination before age 60.
5.	As he was retirement-eligible as of December 31, 2014, Mr. Denniston would have been eligible to receive retirement benefits instead of disability or voluntary termination benefits. If he had retired on December 31, 2014, his annual pension payment, payable as a 50% joint and survivor annuity, would have been $1,342,308.

Life Insurance Benefits

For a description of the supplemental life insurance plans that provide coverage to the named executives, see the 2014 All Other Compensation Table on page 22. If the named executives had died on December 31, 2014, the survivors of Messrs. Immelt, Bornstein, Rice, Sherin and Denniston would have received $22,350,634, $11,295,756, $18,095,294, $17,427,088 and $3,345,300, respectively, under these arrangements. The company would continue to pay the premiums in the event of a disability until the policy is fully funded.

Director Compensation

The compensation program for independent directors is designed to achieve the following goals:

●	Fairly pay directors for work required at a company of GE’s size and scope;
●	Align directors’ interests with the long-term interests of GE shareowners; and
●	Be simple, transparent and easy for shareowners to understand.

Changes to Director Compensation

The GPAC reviews director compensation annually and, in connection with these reviews, the Board made the following changes:

●	For 2014. The lead director began receiving additional compensation of $50,000 annually in light of the broad responsibilities of this role, as discussed under “Board Leadership Structure” on page 10.
●

For 2015. The additional compensation for Risk Committee members was increased from $25,000 to $50,000 annually in light of the increased demands on this committee (the committee held 20 formal meetings in 2014 and many additional informal sessions).

Annual Compensation

OVERVIEW. In 2014, each independent director received annual compensation of $250,000 in four installments following the end of each quarter of service, paid 40% (or $100,000) in cash and 60% (or $150,000) in deferred stock units (DSUs). Directors can defer some or all of their cash compensation in additional DSUs. There are no additional meeting fees.

HOW DEFERRED STOCK UNITS WORK. Each DSU is equal in value to a share of GE stock and is fully vested upon grant, but does not have voting rights. To calculate the number of DSUs to be granted, we divide the target value of the DSUs by the average closing price of GE stock for the 20 days preceding and including the grant date. DSUs accumulate quarterly dividend-equivalent payments, which are reinvested into additional DSUs. The DSUs are paid out in cash beginning one year after the director leaves the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to 10 years.

GE 2015 Proxy Statement / page 47

ADDITIONAL COMPENSATION INFORMATION  /  DIRECTOR COMPENSATION

Additional Annual Compensation for Certain Directors

Certain directors receive additional annual compensation that, like regular annual compensation, is paid quarterly and at least 60% in the form of DSUs.

●

Audit, MDCC and Risk compensation. In 2014, directors serving on the Audit Committee, MDCC or Risk Committee received an additional $25,000 (10% of the $250,000 annual compensation) due to the workload and broad responsibilities of these committees. If a director served on more than one of these committees, this additional compensation applied separately for each committee.

●

Lead director compensation. As noted above, beginning in the second quarter of 2014, the lead director received an additional $50,000 annually (20% of the $250,000 annual compensation), due to the broad responsibilities of this position.

Other Compensation

Our independent directors may also receive the following benefits:

●

Matching Gifts Program. Independent directors may participate in the GE Foundation’s Matching Gifts Program on the same terms as GE’s named executives. Under this program, subject to limited exceptions, the GE Foundation matched up to $50,000 for 2014 contributions by any employee, retiree or director to approved charitable organizations. Beginning in 2015, we lowered this match to no more than $25,000 per individual per year.

●

Charitable Award Program. Each director, upon leaving the Board, may designate up to five charitable organizations to share in a $1 million contribution to be made by the company, funded from corporate assets. Directors are not permitted to designate a private foundation with which they are affiliated.

●

Executive Products and Lighting Program. Independent directors may participate in our Executive Products and Lighting Program on the same basis as our named executives. Under this program, directors can receive GE appliances or other products upon request, limited to $30,000 worth of products in any three-year period.

●	Incidental Board Meeting Expenses. The company occasionally provides travel and sponsors activities for spouses or other guests of the directors in connection with Board meetings.

2014 Director Compensation Table

This table shows the compensation that each independent director received for his or her 2014 Board and committee service. Amounts reflect partial-year Board service for Mr. Larsen, who retired from the Board in April 2014.

Name of Director	Cash Fees¹	Stock Awards²	All Other Compensation³	Total
W. Geoffrey Beattie	$0	$297,560	$50,613	$348,173
John J. Brennan	$0	$328,243	$50,000	$378,243
James I. Cash, Jr.	$110,000	$163,658	$50,480	$324,138
Francisco D’Souza	$0	$247,966	$38,859	$286,825
Marijn E. Dekkers	$110,000	$163,658	$45,298	$318,956
Ann M. Fudge	$100,000	$148,780	$23,586	$272,366
Susan J. Hockfield	$100,000	$148,780	$15,952	$264,732
Andrea Jung	$110,000	$163,658	$50,711	$324,369
Robert W. Lane	$115,000	$167,440	$5,779	$288,219
Ralph S. Larsen	$0	$103,016	$1,000,000	$1,103,016
Rochelle B. Lazarus	$0	$247,966	$50,372	$298,338
James J. Mulva	$0	$272,763	$50,000	$322,763
James E. Rohr	$106,667	$166,073	$50,000	$322,740
Mary L. Schapiro	$110,000	$163,658	$36,500	$310,158
Robert J. Swieringa	$66,000	$207,300	$40,772	$314,072
James S. Tisch	$0	$260,393	$0	$260,393
Douglas A. Warner III	$120,000	$178,536	$26,951	$325,487

page 48 / GE 2015 Proxy Statement

ADDITIONAL COMPENSATION INFORMATION  /  DIRECTOR COMPENSATION

1.	Amount of cash compensation received in 2014 for Board and committee service.
2.	Aggregate grant date fair value of DSUs granted in 2014, as calculated in accordance with SEC rules, including amounts that the directors deferred into DSUs in lieu of all or a part of their cash compensation. Grant date fair value is calculated by multiplying the number of DSUs granted by the closing price of GE stock on the grant date, which was $25.89 for March 31, 2014 grants, $26.28 for June 30, 2014 grants, $25.62 for September 30, 2014 grants, and $25.27 for December 31, 2014 grants. The table below shows the cash amounts that the directors deferred into DSUs in 2014 and the number of DSUs outstanding at 2014 fiscal year-end.

Director	Cash Deferred into DSUs in 2014	# DSUs Outstanding at 2014 Fiscal Year-End
Beattie	$120,000	83,427
Brennan	$132,500	26,703
Cash	$0	113,229
D’Souza	$100,000	16,469
Dekkers	$0	15,331
Fudge	$0	128,047
Hockfield	$0	64,889
Jung	$0	118,467
Lane	$0	115,292
Director	Cash Deferred into DSUs in 2014	# DSUs Outstanding at 2014 Fiscal Year-End
Larsen	$41,250	167,464
Lazarus	$100,000	170,270
Mulva	$110,000	103,071
Rohr	$0	6,139
Schapiro	$0	8,947
Swieringa	$44,000	144,577
Tisch	$105,000	51,308
Warner	$0	119,043

3. The following table provides more information on the type and amount of benefits included in the All Other Compensation column.
Director	Matching Gifts*	Other Benefits**	Total
Beattie	$50,000	$613	$50,613
Brennan	$50,000	$0	$50,000
Cash	$50,000	$480	$50,480
D’Souza	$25,000	$13,859	$38,859
Dekkers	$39,519	$5,779	$45,298
Fudge	$17,074	$6,512	$23,586
Hockfield	$13,100	$2,852	$15,952
Jung	$50,000	$711	$50,711
Lane	$0	$5,779	$5,779
Director	Matching Gifts*	Other Benefits**	Total
Larsen	$0	$1,000,000	$1,000,000
Lazarus	$50,000	$372	$50,372
Mulva	$50,000	$0	$50,000
Rohr	$50,000	$0	$50,000
Schapiro	$36,500	$0	$36,500
Swieringa	$34,993	$5,779	$40,772
Tisch	$0	$0	$0
Warner	$25,000	$1,951	$26,951

*

Under the terms of the Matching Gifts Program, contributions made within a calendar year are eligible to be matched if they are reported to the company by April 15 of the following year. Amounts shown in this column reflect all contributions reported to the company in 2014, which include contributions made in 2013 that were reported to the company in 2014 and exclude contributions made in 2014 that were reported to the company in 2015.

**

This column includes: (1) the fair market value of products received under the Executive Products and Lighting Program; (2) a $1,000,000 contribution under the Charitable Award Program for retiring director Larsen; and (3) certain expenses associated with the directors’ and their invited guests’ attendance at the 2014 Olympic Games in Sochi, Russia, of which GE was an official sponsor.

No Other Compensation

Independent directors do not receive any cash incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the independent directors; we ceased granting stock options to directors in 2002, and no independent director had stock options outstanding at 2014 fiscal year-end. Directors who are company employees do not receive any compensation for their services as directors.

Share Ownership Requirements for Independent Directors

All independent directors are required to hold at least $500,000 (5x the cash portion of their annual retainer) worth of GE stock and/or DSUs while serving as GE directors. They have five years to meet this ownership threshold. All directors are in compliance with this requirement.

Director and Officer (D&O) Insurance

GE has provided liability insurance for its directors and officers since 1968. Ace Bermuda Insurance Ltd., Allied World Assurance Company, Ltd. and XL Insurance are the principal underwriters of the current coverage, which extends until June 11, 2015. The annual cost of this coverage is approximately $8.4 million.

GE 2015 Proxy Statement / page 49

Voting and Meeting Information

Proxy Solicitation and Document Request Information

How We Will Solicit Proxies

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Morrow & Co. has been retained to assist in soliciting proxies for a fee of $45,000 plus distribution costs and other expenses.

How We Use the E-Proxy Process (Notice & Access)

Since 2014, we have distributed proxy materials to some of our shareowners over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other large companies have transitioned to this more contemporary way of distributing annual meeting materials.

●

How GE shareowners benefit from e-proxy. This “e-proxy” process, which was approved by the SEC in 2007, expedites our shareowners’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.

●

How to obtain a printed copy of our proxy materials. If you received a notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your notice or visit the applicable online voting website (see “Helpful Resources” on page 55).

How Documents Will Be Delivered to Beneficial Owners Who Share an Address

If you are the beneficial owner, but not the record holder, of shares of GE stock, and you share an address with other beneficial owners, your broker, bank or other institution is permitted to deliver a single copy of this proxy statement and our 2014 Annual Report for all shareowners at your address, unless a shareowner has asked the nominee for separate copies.

●

To receive separate copies. If you would like to receive a separate copy of this proxy statement and our 2014 Annual Report, or the materials for future meetings, you should submit this request by writing to GE Shareowner Services, c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170, or calling (800) 786-2543 (800-STOCK-GE) or, if you are outside the U.S., (201) 680-6848, and we will promptly deliver them to you.

●

To stop receiving separate copies. If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution.

page 50 / GE 2015 Proxy Statement

VOTING AND MEETING INFORMATION  /  VOTING INFORMATION

How Record Shareowners and RSP Participants Can Request Copies of Our Annual Report
If you hold your shares directly with us and previously elected not to receive an annual report for a specific account, you may request a copy by writing to GE Shareowner Services, c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170, or calling (800) 786-2543 (800-STOCK-GE) or, if you are outside the U.S., (201) 680-6848. In addition, participants in the RSP may request copies of our 2014 Annual Report by calling the RSP Service Center at (877) 554-3777.

Voting Information

How You Can Vote Before the Meeting

We encourage shareowners to submit their votes in advance of the meeting. You can ensure that your shares are voted at the meeting by submitting your votes by telephone, mobile device or the Internet (following the instructions on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials). Or, if you received your materials by mail, you can also complete and return the proxy or voting instruction form in the envelope provided. If you vote in advance using one of these methods, you may still attend and vote at the meeting.

How You Can Vote in Person at the Meeting

Shareowners who hold shares directly with the company may also vote in person at the annual meeting, or may execute a proxy designating a representative to vote for them at the meeting. Please note that if your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that institution in advance of the meeting and bring it with you to hand in along with the ballot that will be provided at the meeting.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting in person at the meeting, by delivering a new proxy or by notifying the inspectors of election in writing. If your GE shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy. The address for the inspectors of election is IVS Associates, Inc., 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801.

We Have a Confidential Voting Policy

Individual votes of shareowners are kept private, except as necessary to meet legal requirements. Only the independent inspectors and certain employees of GE and its agents have access to proxies and other individual shareowner voting records, and they must acknowledge in writing their responsibility to comply with this confidentiality policy.

How Many Securities Are Entitled to Vote

Shareowners of record at the close of business on February 23, 2015 are eligible to vote at the meeting. Our voting securities consist of our $0.06 par value common stock, and there were 10,067,495,746 shares outstanding on the record date. Each share outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Voting Standards and Board Recommendations

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS & BROKER NON-VOTES	BOARD RECOMMENDATION
Election of directors	Majority of votes cast	Not counted as votes cast and therefore no effect	For
Say on pay	Majority of votes cast	Not counted as votes cast and therefore no effect	For
Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore no effect	For
Shareowner proposals	Majority of votes cast	Not counted as votes cast and therefore no effect	Against

WE HAVE A MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of for votes, which is described in the Board’s Governance Principles (see “Helpful Resources” on page 55).

GE 2015 Proxy Statement / page 51

VOTING AND MEETING INFORMATION  /  VOTING INFORMATION

How Proxies Will Be Voted

PROXIES WILL BE VOTED AS SPECIFIED OR AS RECOMMENDED BY THE BOARD. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations.

WHAT HAPPENS IF OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment.

WHAT HAPPENS IF A DIRECTOR NOMINEE IS UNABLE TO SERVE. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

Important Voting Information for Beneficial Owners

If your GE shares are held for you in a brokerage, bank or other institutional account, you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on the proposal to ratify KPMG as auditor for 2015. For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the annual meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares at the meeting, you must obtain a proxy from your financial institution and bring it with you to hand in with your ballot.

Important Voting Information for GE Retirement Savings Plan Participants

If you are an RSP participant, the trustee of the RSP trust will vote the shares allocable to your RSP account on the record date as you instruct. You may give instructions via telephone, mobile device or the Internet or by mailing the proxy form. If a valid proxy form is received from you by April 20, 2015 and it does not specify a choice, the trustee will vote the shares as the Board recommends. If your proxy form is not received by April 20, 2015 and you did not submit a vote via telephone, mobile device or the Internet by that date, shares allocable to your RSP account will not be voted. You may revoke a previously delivered proxy by either notifying the inspectors of election in writing that you wish to revoke it or by delivering a subsequent proxy by April 20, 2015. The address for the inspectors of election is IVS Associates, Inc., 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801.

How You Can Obtain More Information

If you have any questions about the proxy voting process, please contact the broker, bank or other institution where you hold your shares. The SEC also has a website (see “Helpful Resources” on page 55) with more information about your rights as a shareowner. Additionally, you may contact our Investor Relations team by following the instructions on our Investor Relations website (see “Helpful Resources” on page 55).

page 52 / GE 2015 Proxy Statement

VOTING AND MEETING INFORMATION  /  ATTENDING THE MEETING

Attending the Meeting

Date:	April 22, 2015	Location:	Cox Convention Center	Time:	10:00 a.m. Central Time
1 Myriad Gardens
Oklahoma City, OK 73102

We Have Security and Admission Policies for the Annual Meeting

We invite all GE shareowners (as of the record date) to attend the annual meeting. For the safety of all meeting attendees, we have implemented the following security and admission policies.

●	Security procedures. For security reasons, you will need both an admission card and a current government-issued picture identification (such as a driver’s license or a passport) to enter the meeting. Please follow the instructions below and an admission card will be mailed to you. The company may implement additional security procedures to ensure the safety of the meeting attendees.
●	Who can attend the meeting. Attendance is limited to GE shareowners as of the record date (or their named representatives) and members of their immediate family. We reserve the right to limit the number of representatives who may attend.

How You Can Obtain an Admission Card

If you plan to attend, please follow the instructions below that correspond to how you hold your GE shares.

●	If you hold your GE shares directly with the company and you received a proxy form, or you hold your GE shares through the GE Retirement Savings Plan, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.
●	If you hold your GE shares directly with the company, and you received a Notice of Internet Availability of Proxy Materials or you received your proxy materials by email, please follow the advance registration instructions provided when you vote by mobile device or the Internet or, if you are voting by telephone, please follow the steps below for submitting an advance registration request and include a copy of your Notice of Internet Availability of Proxy Materials or email, as applicable, as your proof of ownership.
●	If you hold your GE shares through a brokerage, bank or other institutional account, please send an advance registration request containing the information listed below to:
GE Shareowner Services
1 River Road, Building 5 7W
Schenectady, NY 12345

Please include the following information:

●	Your name and complete mailing address;
●	The names of any family members who will accompany you;
●	If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and
●	Proof that you own GE shares as of the record date (such as a letter from your bank or broker or a photocopy of your voting instruction form or Notice of Internet Availability of Proxy Materials).

HOW YOU CAN GET ANSWERS TO YOUR QUESTIONS REGARDING ADMISSION TO THE ANNUAL MEETING
Visit our Investor Relations website (see “Helpful Resources” on page 55)	Within the U.S., call GE Shareowner Services at (800) 786-2543 (800-STOCK-GE)	Outside the U.S., call GE Shareowner Services at (201) 680-6848

GE 2015 Proxy Statement / page 53

VOTING AND MEETING INFORMATION  /  ACRONYMS USED AND INDEX OF FREQUENTLY REQUESTED INFORMATION

Acronyms Used

AC	Audit Committee	MDCC	Management Development & Compensation Committee
AAA	American Accounting Association	NYSE	New York Stock Exchange
CFOA	Cash From Operating Activities	PCAOB	Public Company Accounting Oversight Board
CP	Commercial Paper	PCRB	Policy Compliance Review Board
CFTC	Commodities Futures Trading Commission	PSUs	Performance Share Units
CRO	Chief Risk Officer	R&D	Research & Development
DSUs	Deferred Stock Units	RC	Risk Committee
ENI	Ending Net Investment	ROIC	Return On Invested Capital
EPS	Earnings Per Share	ROTC	Return On Total Capital
FINRA	Financial Industry Regulatory Authority	RSP	GE Retirement Savings Plan
GAAP	Generally Accepted Accounting Principles	RSUs	Restricted Stock Units
GGO	Global Growth Organization	S&P	Standard & Poor’s
GPAC	Governance & Public Affairs Committee	SEC	Securities and Exchange Commission
IRS	Internal Revenue Service	SG&A	Selling, General and Administrative
LTPAs	Long-Term Performance Awards	STC	Science & Technology Committee
M&A	Mergers & Acquisitions	TSR	Total Shareowner Return

Index of Frequently Requested Information

Auditor fees	25	Director qualifications	7	Political spending oversight	32
Auditor tenure	24	Dividend equivalents policy	37	Realized compensation	21
Board leadership	10	Hedging policy	37	Related person transactions	34
Board meeting attendance	11	Investor outreach	12	Risk oversight	13
CEO performance evaluation	17	Long-term performance award program	35	Severance benefits	37
Clawback policy	37	Overboarding	32	Share ownership for executives and
Compensation consultants	37	Pay for performance	13	directors	37
Death benefits	38	Peer group comparisons	37	Share ownership requirements	49
Director biographies	2	Perquisites	23	Shareowner proposal deadlines for 2016
Director independence	9	Pledging policy	37	annual meeting	30
				Succession planning	36

page 54 / GE 2015 Proxy Statement

VOTING AND MEETING INFORMATION  /  HELPFUL RESOURCES

Helpful Resources

Annual Meeting
Proxy statement	www.ge.com/proxy
Proxy supplemental materials	www.ge.com/proxy
Online voting for registered holders & RSP participants	www.investorvote.com/GE
Online voting for beneficial owners	www.proxyvote.com/
Questions regarding admission	www.ge.com/investor_relations
Webcast	www.ge.com/investor_relations
SEC website on proxy matters	www.sec.gov/spotlight/proxymatters.shtml
Electronic delivery of future proxy materials	www.ge.com/investor-relations/personal-investing
Information for GE RSP Participants	www.benefits.ge.com
Board of Directors
GE Board	www.ge.com/investor-relations/governance/board-of-directors
Board committees	www.ge.com/investor-relations/governance/board-of-directors
Audit Committee Charter	www.ge.com/sites/default/files/AC_charter.pdf
Audit Key Practices	www.ge.com/sites/default/files/AC_key_practices.pdf
MDCC Charter	www.ge.com/sites/default/files/MDCC_charter.pdf
MDCC Key Practices	www.ge.com/sites/default/files/MDCC_key_practices.pdf
GPAC Charter	www.ge.com/sites/default/files/GPAC_charter.pdf
GPAC Key Practices	www.ge.com/sites/default/files/GPAC_key_practices.pdf
Risk Committee Charter	www.ge.com/sites/default/files/RC_charter.pdf
Risk Committee Key Practices	www.ge.com/sites/default/files/RC_key_practices.pdf
STC Charter	www.ge.com/sites/default/files/STC_charter.pdf
Communicating concerns to directors	www.ge.com/company/governance/board/contact_board.html
Director independence	www.ge.com/company/governance/board/director_independence.html
Policy on director attendance at annual meetings	www.ge.com/investor-relations/governance/board-of-directors
Financial Reporting
Annual report	www.ge.com/annualreport
Earnings reports	www.ge.com/investors/financial_reporting/earnings_reports/index.html
Financial reports	www.ge.com/investors/financial_reporting/index.html
GE
Corporate website	www.ge.com
Leaders	www.ge.com/company/leadership/executives.html
Investor Relations	www.ge.com/investor-relations
Personal investing page	www.ge.com/investor-relations/personal-investing
Ombudsperson process	www.ge.com/company/governance/ombudsperson_process/index.html
Sustainability Report	www.gesustainability.com
Governance Documents
By-laws	www.ge.com/sites/default/files/GE_by_laws.pdf
Certificate of Incorporation	www.ge.com/company/governance/certification/index.html
Code of conduct set forth in The Spirit & The Letter	www.ge.com/files/usa/citizenship/pdf/english.pdf
Governance Principles	www.ge.com/sites/default/files/GE_governance_principles.pdf

Web links and QR codes throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement. GE, the GE logo, Predix and GE Predictivity are trademarks and service marks of General Electric Company. Other marks used throughout are trademarks and service marks of their respective owners.

GE 2015 Proxy Statement / page 55

I'm in.

GE Beliefs

Customers determine our success

Stay lean to go fast

Learn and adapt to win

Empower and inspire each other

Deliver results in an uncertain world

Scan these QR codes to access these sites with your mobile device

Sustainability

Proxy Statement

GE Website

Governance

Investor Relations

Annual Report

Annual Meeting Voting (shares held by broker/bank)

Annual Meeting Voting (shares held directly with GE or through RSP)

Thank you for being a GE shareowner.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy form, you may choose one of the voting methods below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 21, 2015.

Vote by Internet ● Go to www.investorvote.com/GE or scan the QR code with your mobile device ● Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone ● Call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories & Canada on a touch-tone telephone ● Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Election of Directors — Your Board of Directors recommends a vote “FOR” all the nominees listed.

			For	Against	Abstain			For	Against	Abstain

	1.	W. Geoffrey Beattie	☐	☐	☐	9.	Robert W. Lane	☐	☐	☐

	2.	John J. Brennan	☐	☐	☐	10.	Rochelle B. Lazarus	☐	☐	☐

	3.	James I. Cash, Jr.	☐	☐	☐	11.	James J. Mulva	☐	☐	☐

	4.	Francisco D’ Souza	☐	☐	☐	12.	James E. Rohr	☐	☐	☐

	5.	Marijn E. Dekkers	☐	☐	☐	13.	Mary L. Schapiro	☐	☐	☐

	6.	Susan J. Hockfield	☐	☐	☐	14.	Robert J. Swieringa	☐	☐	☐

	7.	Jeffrey R. Immelt	☐	☐	☐	15.	James S. Tisch	☐	☐	☐

	8.	Andrea Jung	☐	☐	☐	16.	Douglas A. Warner III	☐	☐	☐
B	Management Proposals — Your Board of Directors recommends a vote “FOR” management proposals 1 and 2.

		For	Against	Abstain

1.	Advisory Approval of Our Named Executives’ Compensation	☐	☐	☐

2.	Ratification of KPMG as of Independent Auditor for 2015	☐	☐	☐

C	Shareowner Proposals — Your Board of Directors recommends a vote “AGAINST” shareowner proposals 1 through 5.

		For	Against	Abstain			For	Against	Abstain

1.	Cumulative Voting	☐	☐	☐	4.	Holy Land Principles	☐	☐	☐

2.	Written Consent	☐	☐	☐	5.	Limit Equity Vesting upon Change in Control	☐	☐	☐

3.	One Director from Ranks of Retirees	☐	☐	☐

IF VOTING BY MAIL, YOU MUST SIGN AND DATE THIS FORM IN SECTION E ON THE OTHER SIDE.

Dear Shareowner:

You are invited to attend GE’s 2015 Annual Meeting to be held on Wednesday, April 22, 2015, at 10:00 a.m. Central Time at the Cox Convention Center, 1 Myriad Gardens, Oklahoma City, OK 73102.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting by Internet, telephone or mail as described on the other side of this form.

All persons attending the meeting must present an admission card and a current government-issued picture identification. Please follow the advance registration instructions below and an admission card will be sent to you.

ADVANCE REGISTRATION INSTRUCTIONS

● If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your proxy form below.

● If you are voting by telephone, please complete the information to the right and tear off the top of this Advance Registration Form and mail it separately to: GE Shareowner Services, 1 River Road, Building 5 7W, Schenectady, NY 12345. There is no need to return the proxy form below.

● If you are voting by mail, please mark the box below and complete the information to the right and include this portion when mailing your marked, signed and dated proxy form in the envelope provided.

GE Annual Meeting –– Advance Registration Form

Attendance at GE’s Annual Meeting is limited to GE shareowners as of the record date, members of their immediate families or their named representative. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

Name
Address

Zip

Name(s) of family member(s) who will also attend:

I am a GE shareowner. Name, address and telephone number of my representative at the Annual Meeting:

(Admission card will be returned c/o the shareowner)

GE’s Proxy Statement is available at www.ge.com/proxy and the Annual Report is available at www.ge.com/annualreport

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy Form — General Electric Company

Proxy solicited on behalf of the General Electric Company Board of Directors for the 2015 Annual Meeting of Shareowners, April 22, 2015.

The shareowner(s) whose signature(s) appear(s) below hereby appoint(s) Jeffrey R. Immelt and Brackett B. Denniston III, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2015 Annual Meeting of Shareowners and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this form, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE GE RETIREMENT SAVINGS PLAN

In accordance with the terms of the GE Retirement Savings Plan (RSP), any shares allocable to the participant’s RSP account on the record date will be voted by the trustee of the RSP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS FORM IS RECEIVED ON OR BEFORE APRIL 20, 2015, BUT A CHOICE IS NOT SPECIFIED, THE TRUSTEE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S RSP ACCOUNT AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED ON OR BEFORE APRIL 20, 2015, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S RSP ACCOUNT WILL NOT BE VOTED. Participants in the RSP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 20, 2015.

(Continued on the other side)

D	Non-Voting Items Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

E

Authorized Signatures — This section must be completed for your vote to be counted — date and sign below.
(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Date (mm/dd/yyyy) — Please print date below.
/ /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST SIGN AND DATE THIS FORM IN SECTION E.